                                                                     EXHIBIT 2.1

                             AMENDED AND RESTATED

                          RECAPITALIZATION AGREEMENT

                           DATED AS OF JULY 22, 1998

                                 BY AND AMONG

                          ANTHONY CRANE RENTAL, L.P.,

                     ANTHONY CRANE RENTAL HOLDINGS, L.P.,

                           THE PURCHASERS LISTED ON
                          THE SCHEDULE OF PURCHASERS


                                      AND


                         THE CURRENT OWNERS LISTED ON
                        THE SCHEDULE OF CURRENT OWNERS

                                TABLE OF CONTENTS

                                                                                                               Page
Section   1.      Recapitalization.............................................................................  1
         1.01     Transactions.................................................................................  1
         1.02     The Closing..................................................................................  4
         1.03     Distribution Amount..........................................................................  5
         1.04     Distribution Amount Adjustment...............................................................  7

Section   2.      Conditions of Each Purchaser's Obligation at the Closing.....................................  8
         2.01     Representations and Warranties; Covenants....................................................  8
         2.02     Amendment of Limited Partnership Agreements..................................................  8
         2.03     Escrow Agreement.............................................................................  8
         2.04     Securityholders Agreement....................................................................  8
         2.05     Registration Agreement.......................................................................  8
         2.06     Sale of Common Units to Each Purchaser.......................................................  9
         2.07     Distribution to the Current Owners...........................................................  9
         2.08     Advisory Agreement...........................................................................  9
         2.09     Employment Agreement.........................................................................  9
         2.10     Consulting Agreement.........................................................................  9
         2.11     Financing Arrangements.......................................................................  9
         2.12     Opinion of the Company's and the Current Owner's Counsel.....................................  9
         2.13     Material Adverse Change......................................................................  9
         2.14     Proceedings..................................................................................  9
         2.15     Compliance with Applicable Laws.............................................................. 10
         2.16     Filings...................................................................................... 10
         2.17     Consents and Approvals....................................................................... 10
         2.18     Payoff Letters and Releases.................................................................. 10
         2.19     Excluded Assets.............................................................................. 10
         2.20     Executive Purchase Agreements................................................................ 10
         2.21     Termination of "Sweep" Arrangement........................................................... 10
         2.22     Repayment of Related Party Loans............................................................. 11
         2.23     Acquisition of Lindsay Crane................................................................. 11
         2.25     Waiver....................................................................................... 12

Section   3.      Conditions of the Company's and the Current Owner's Obligations at the Closing............... 12
         3.01     Representations and Warranties; Covenants.................................................... 12
         3.02     Amendment of Limited Partnership Agreement................................................... 12
         3.03     Escrow Agreement............................................................................. 12
         3.04     Securityholders Agreement.................................................................... 12
         3.05     Registration Agreement....................................................................... 12
         3.06     Employment Agreement......................................................................... 12
         3.07     Consulting Agreement......................................................................... 12
         3.08     Sale of Common Units to Each Purchaser....................................................... 12
         3.09     Distribution to Current Owners............................................................... 12

         3.10     Proceedings..................................................................................  13
         3.11     Compliance with Applicable Laws..............................................................  13
         3.12     Consents and Approvals.......................................................................  13
         3.13     Financing Arrangements.......................................................................  13
         3.14     Filings......................................................................................  13
         3.15     Waiver.......................................................................................  13

Section   4.      Pre-Closing Covenants and Agreements.........................................................  13
         4.01     General......................................................................................  14
         4.02     Notices and Consents.........................................................................  14
         4.03     Affirmative Covenants of the Current Owners and the Company..................................  14
         4.04     Negative Covenants of the Current Owners and the Company.....................................  15
         4.05     Full Access..................................................................................  16
         4.06     Notice of Material Developments..............................................................  16
         4.07     Exclusivity..................................................................................  16
         4.08     Actions with Respect to Partnership Interests................................................  17
         4.09     Real Estate Matters..........................................................................  17

Section   5.      Representations and Warranties with Respect to the Company...................................  19
         5.01     Organization.................................................................................  19
         5.02     Authorization................................................................................  19
         5.03     Capitalization and Related Matters...........................................................  19
         5.04     Noncontravention.............................................................................  20
         5.05     Brokerage....................................................................................  20
         5.06     Subsidiaries and Investments.................................................................  20
         5.07     Financial Statements.........................................................................  21
         5.08     Undisclosed Liabilities......................................................................  21
         5.09     Legal Compliance.............................................................................  21
         5.10     Tangible Assets..............................................................................  22
         5.11     Title to Personal Property...................................................................  22
         5.12     Title to Real Property.......................................................................  22
         5.13     Litigation...................................................................................  23
         5.14     Contracts....................................................................................  23
         5.15     Tax Matters..................................................................................  26
         5.16     Intellectual Property........................................................................  27
         5.17     Insurance....................................................................................  28
         5.18     Labor and Employment Matters.................................................................  28
         5.19     Employee Benefits............................................................................  29
         5.20     No Material Adverse Change...................................................................  30
         5.21     Events Subsequent to Most Recent Fiscal Year End.............................................  30
         5.22     Environment, Health and Safety Matters.......................................................  32
         5.23     Affiliated Transactions......................................................................  33
         5.24     Names and Locations..........................................................................  33
         5.25     Suppliers and Customers......................................................................  34
         5.27     Disclosure...................................................................................  34
         5.28     Closing Date.................................................................................  34

         5.29     Disclaimer of Other Representations and Warranties...........................................  34

Section   6.      Representations and Warranties of the Current Owners.........................................  35
         6.01     Power and Authority..........................................................................  35
         6.02     Execution; No Breach.........................................................................  35
         6.03     Title to Partnership Interest................................................................  35
         6.04     Brokerage....................................................................................  35
         6.05     Company Transactions.........................................................................  35
         6.06     Closing Date.................................................................................  35
         6.07     Disclaimer of Other Representations and Warranties...........................................  36

Section   7.      Representations and Warranties of the Purchasers.............................................  36
         7.01     Organization, Power and Authority............................................................  36
         7.02     Authorization; No Breach.....................................................................  36
         7.03     Brokerage....................................................................................  36
         7.04     Closing Date.................................................................................  36
         7.05     Disclaimer of Other Representations and Warranties...........................................  37

Section   8.      Additional Agreements........................................................................  37
         8.01     Indemnification..............................................................................  37
         8.02     Dispute Settlement...........................................................................  42
         8.03     Noncompete and Nonsolicitation...............................................................  44
         8.04     Powers of Attorney...........................................................................  45
         8.05     Replacement of the Current Owner Representative..............................................  46
         8.06     Actions of the Current Owner Representative; Liability of the Current Owner Representative...  47
         8.07     Transfer of Restricted Securities............................................................  47
         8.08     Terminated Employees.........................................................................  48
         8.09     Collection of Employee Loans.................................................................  48

Section   9.      Definitions..................................................................................  48

Section  10.      Termination..................................................................................  52

Section  11.      Miscellaneous................................................................................  53
         11.01    Expenses.....................................................................................  53
         11.02    Press Release and Announcements..............................................................  54
         11.03    Further Assurances...........................................................................  54
         11.04    Confidentiality..............................................................................  54
         11.05    Entire Agreement.............................................................................  55
         11.06    Counterparts.................................................................................  55
         11.07    Headings.....................................................................................  55
         11.08    Notices......................................................................................  55
         11.09    Governing Law................................................................................  56
         11.10    Amendments and Waivers.......................................................................  56
         11.11    Construction.................................................................................  56
         11.12    Remedies.....................................................................................  57

                            SCHEDULES AND EXHIBITS
                            ----------------------

Indebtedness Schedule

Exhibits:
--------

Exhibit A    -   Escrow Agreement
Exhibit B-1  -   Amended and Restated Limited Partnership Agreement of Holdings
Exhibit B-2  -   Amended and Restated Limited Partnership Agreement of the
                 Company, ACI and ACSL
Exhibit C    -   Securityholders Agreement
Exhibit D    -   Registration Agreement
Exhibit E    -   Advisory Agreement
Exhibit F    -   Employment Agreement (RA)
Exhibit G    -   Consulting Agreement (SA)
Exhibit H    -   Opinion of the Company's and the Current Owners' Counsel
Exhibit I    -   List of Excluded Assets
Exhibit J    -   Executive Purchase Agreement
Exhibit K    -   Equity Commitment Letter


Disclosure Schedules:
--------------------

Organization Schedule
Capitalization Schedule
Noncontravention Schedule
Financial Statements Schedule
Undisclosed Liability Schedule
Legal Compliance and Permits Schedule
Assets Schedule
Permitted Liens Schedule
Real Property Schedule
Litigation Schedule
Contracts Schedule
Taxes Schedule
Intellectual Property Schedule
Insurance Schedule
Labor Schedule
Employee Benefits Schedule
Subsequent Events Schedule
Environmental and Safety Permits Schedule
Affiliated Transactions Schedule
Names and Locations Schedule
Suppliers and Customers Schedule
Indemnification Schedule

                             AMENDED AND RESTATED
                          RECAPITALIZATION AGREEMENT
                          --------------------------

          THIS AMENDED AND RESTATED RECAPITALIZATION AGREEMENT (this "Agreement") is made as of July 22, 1998, by and among Anthony Crane Rental,
 ---------
L.P., a Pennsylvania limited partnership (and together with its Subsidiaries, the "Company"), Anthony Crane Rental Holdings, L.P., a Pennsylvania limited
     -------
partnership ("Holdings"), the Persons listed on the Schedule of Purchasers
              --------                              ----------------------
attached hereto (collectively referred to herein as the "Purchasers" and
                                                         ----------
individually as a "Purchaser"), the Persons listed on the Schedule of Current
                   ---------                              -------------------
Owners attached hereto (collectively referred to herein as the "Current Owners"
------                                                          --------------
and individually as a "Current Owner") and the other persons identified on the
                       -------------
signature page hereto. The Company, the Purchasers and the Current Owners are collectively referred to herein as the "Parties." Except as otherwise indicated
                                        -------
herein, capitalized terms used herein are defined in Section 9.

          WHEREAS, the Parties hereto (other than Holdings) are parties to that certain Recapitalization Agreement, dated June 1, 1998 (the "Original
                                                             --------
Recapitalization Agreement");
--------------------------

          WHEREAS, the Parties hereto desire to amend and restate the Original Recapitalization Agreement, in its entirety;

          WHEREAS, the Company desires to reconstitute its capital structure through the incurrence of new debt obligations, the repayment of certain of its outstanding debt obligations, the restructuring of certain of its outstanding partnership interests and the distribution of cash to Anthony Iron and Metal Company, a Pennsylvania general partnership ("AIM"), on the terms and subject to
                                              ---
the conditions set forth herein;

          WHEREAS, AIM desires to receive a distribution with respect to certain of its partnership interests in the Company and restructure its remaining partnership interests in the Company into newly-issued partnership units of Holdings on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Purchasers desire to acquire newly-issued partnership units of Holdings and ACR Management, L.L.C., a Delaware limited liability company ("ACR Mgmt.") on the terms and subject to the conditions set forth
          ---------
herein.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree that the Original Recapitalization Agreement is hereby amended and restated as follows:

          Section 1.   Recapitalization.
                       ----------------

          1.01  Transactions.  On the basis of the representations, warranties,
                ------------
covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to and will consummate, and the Current Owners agree to and will cause the Company to consummate, and the Purchasers agree as to matters applicable to them to consummate, at, prior to, or contemporaneously with, the Closing, the following transactions (collectively, the "Transactions"):
                    ------------

          (a)   Anthony Crane Rental, Inc., a Pennsylvania corporation ("ACR
                                                                         ---
Pennsylvania"), a partner in the Company, will contribute all of its interest in
------------
the Company, except for a 1% general partner interest therein, to Anthony Iron and Metal Company, a Pennsylvania general partnership ("AIM"), with such
                                                        ---
interest to be held by AIM as a limited partner interest in the Company.

          (b) ACR Pennsylvania will also contribute all of its interest in each of Holdings and Anthony Crane International, L.P., a Pennsylvania limited partnership ("ACI"), except for a 1% general partner interest in each of
              ---
Holdings and ACI, to the Company and such interests will be held by the Company as limited partner interests.

          (c) Following these steps, the ownership interests in each of Holdings and ACI will be as follows:

          ACR Pennsylvania (General Partner)         1%
          Company  (Limited Partner)                99%

          Total                                    100%

          (d)   Anthony Crane Rental of Texas, Inc., a Texas corporation ("ACR
                                                                           ---
Texas"), Anthony Crane Rental of Georgia, Inc., a Georgia corporation ("ACR
-----                                                                   ---
Georgia"), and ACR Acquisitions, Inc., a Florida corporation ("ACR Florida"),
-------                                                        -----------
will contribute all of their interests in the Company to AIM in exchange for general partnership interests in AIM.

          (e) Subject to the provisions set forth below, AIM will continue as a general partnership with ACR Pennsylvania, ACR Texas, ACR Georgia, ACR Florida, Ray Anthony ("RA"), Samuel R. Anthony ("SA") and David W. Mahokey
                       --                        --
("DM") as the general partners.
  --

          (f) Following these steps, the ownership interests in the Company will be as follows:

          ACR Pennsylvania (General Partner)     1%
          AIM (Limited Partner)                 99%

          Total                                100%

          (g) Holdings will transfer all of its assets to a newly formed limited partnership named Anthony Crane Sales & Leasing, L.P., a Pennsylvania limited partnership ("New ACSL") with ACR Pennsylvania as its 1% general partner
                      --------
and the Company as its 99% limited partner. For accounting purposes, the transfer will be treated as a distribution to the Company and ACR Pennsylvania and a contribution by the Company and ACR Pennsylvania to New ACSL.

          (h) The Company will transfer its 99% limited partner interest in Holdings to AIM.

          (i) Holdings will create a wholly-owned corporate subsidiary to be a co-issuer of Holdings' discount debentures ("Co-Issuer 1"), named Anthony Crane
                                             -----------
Holdings Capital Corporation, a Delaware corporation.

          (j) The Company will create a wholly-owned corporate subsidiary to be a co-issuer of the Company's senior notes ("Co-Issuer 2"), named Anthony
                                               -----------
Crane Capital Corporation, a Delaware corporation.

          (k) The Company will issue senior notes in an aggregate principal amount of $155 million to certain institutional investors (the "Senior Note
                                                                -----------
Offering").
--------

          (l) The Company will obtain a $325 million senior credit facility, consisting of a $275 million revolving note and a $50 million term note (the "Senior Facility") and incur senior indebtedness in amounts satisfactory to
 ---------------
consummate the recapitalization.

          (m) The Company will fully repay and retire all of its Indebtedness (along with any related prepayment penalties or premiums), as more specifically set forth on the Indebtedness Schedule, from the proceeds of the Senior Note
                 ---------------------
Offering and the Senior Facility.

          (n) The Company will make a cash distribution to AIM from the remaining proceeds from the Senior Facility and the Senior Note Offering in an amount equal to the Estimated Distribution Amount.

          (o) AIM will transfer all of its limited partner interest in the Company to Holdings for Class A Preferred Units with a liquidation value of $22,500,000 and Class L Common Units and Class A Common Units of Holdings, representing approximately 99% of the Common Units of Holdings and after taking into account the paragraphs below in this Section 1.01, 17.82% of the Common Units of Holdings.

          (p) Bain/ACR will invest in the aggregate $31,000,000: (i) in the form of Class L Common Units and Class A Common Units in Holdings, representing 74.85% of the Common Units therein after taking into account the paragraphs below in this Section 1.01 and (ii) member interests in ACR Mgmt., representing a 75.61% interest therein.

          (q) AIM, Albert Bove, Arthur Innamorato and William B. Kania will invest in the aggregate $1,640,000, $410,000, $410,000 and $160,000, respectively, (i) in the form of Class L Common Units and Class A Common Units in Holdings, representing 3.96%, .99%, .99% and 0.38%, respectively, of the Common Units therein after taking into account the paragraphs below in this
Section 1.01 and (ii) member interests in ACR Mgmt., representing a 4%, 1%, 1%, and 0.39% interest therein, respectively. Immediately after this investment, AIM will distribute the Common Units and member interests in ACR Mgmt. purchased by it hereunder to DM and DM will hold such Common Units and member interests in his individual capacity. The aggregate amount paid to

Holdings and ACR Mgmt. pursuant to paragraphs (p) and (q) is referred to as the "Purchase Price."
 --------------

          (r) Holdings will issue discount debentures in an aggregate principal amount of $25 million to certain institutional investors (the "Debenture Offering").
 ------------------

          (s) Holdings will contribute sufficient proceeds from the Purchase Price and the Debenture Offering to the Company and the Company will use such proceeds to paydown the amounts owed on the Senior Facility.

          (t) ACR Mgmt. will purchase from Holdings .4227% of the Class L Common Units and Class A Common Units in Holdings, with such Common Units to be held as a general partner interest in Holdings for an aggregate purchase price of $169,643.

          (u) ACR Mgmt. will purchase from New ACSL, ACI and the Company a 1% interest in each such partnership, with such interests to be held as general partner interests in each such partnership for a purchase price of $100, $100 and $884,800, respectively.

          (v) ACR Pennsylvania will contribute its 1% general partner interest in Holdings, New ACSL, ACI and the Company to AIM which will be held as limited partner interests in such partnerships.

          (w) AIM will contribute its 1% interest in New ACSL, ACI and the Company to Holdings.

          (x) Holdings will contribute its 1% interest in New ACSL and ACI to the Company.

          (y) AIM will contribute an .5773% interest in Holdings to ACR Mgmt. in exchange for membership interests representing in the aggregate 18% of ACR Mgmt.

          (z) Holdings will contribute any remaining proceeds from the equity offerings set forth in paragraphs (p) and (q) to the Company.

          1.02  The Closing.  The closing of the Transactions (the "Closing")
                -----------                                         -------
shall take place at a date and place as may be mutually agreeable to each of the Parties (the "Closing Date"). At the Closing:
              ------------

          (a) The Company shall issue its senior notes with an aggregate principal amount of $155 million and consummate the Senior Note Offering.

          (b) The Company shall incur indebtedness under its Senior Facility in amounts satisfactory to consummate the transactions contemplated hereby and to fund its ongoing working capital needs and consummate the Senior Facility.

          (c) The Company shall deposit, from the proceeds of the Senior Facility and/or the Senior Note Offering, $4,000,000 (the "Escrow Amount") in an
                                                           -------------
escrow account established
pursuant to the terms and conditions of an escrow agreement in the form of Exhibit A attached hereto (the "Escrow Agreement"). The Escrow Amount will be
---------                       ----------------
available to satisfy any amounts owed to the Company as a result of the Distribution Amount Adjustment in Section 1.04 or as a result of indemnification pursuant to Section 8 hereof.

          (d) The Company shall distribute to AIM, from the proceeds of the Senior Facility and the Senior Note Offering, by wire transfer of immediately available funds to the account designated by AIM, an amount equal to the Estimated Distribution Amount less the Escrow Amount.
                              ----

          (e) Bain/ACR, L.L.C. will pay the amounts described in Section 1.01(p) by wire transfer of immediately available funds to the accounts designated by Holdings and ACR Mgmt.

          (f) AIM, Albert Bove, Arthur Innamorato and William Kania will pay the amounts described in Section 1.01(q) by wire transfer of immediately available funds to the accounts designated by Holdings and ACR Mgmt. AIM will distribute the Common Units purchased by it in Holdings and the member interests in ACR Mgmt. to DM.

          (g)   ACR Mgmt. will pay the amount described in Sections 1.01(t) and
(u) by wire transfer of immediately available funds to the accounts designated by Holdings, the Company, New ACSL and ACI.

          (h) Holdings will issue its discount debentures in an aggregate principal amount of $25 million and consummate the Debenture Offering.

          (i) Holdings will contribute the amount set forth in Section 1.01(s) and (z) by wire transfer of immediately available funds to the account designated by the Company.

          1.03  Distribution Amount.
                -------------------

          (a)   The "Distribution Amount" shall be equal to the sum of (i)
                     -------------------
$160,000,000 in cash, minus (ii) the Equity Rollover Amount, minus (iii) the
                      -----                                  -----
aggregate amount, if any, by which the aggregate prepayment penalties and/or premiums payable by the Company or its Subsidiaries to its existing lenders with respect to the repayment of the Company's Indebtedness set forth on the Indebtedness Schedule are in excess of $13,600,000, minus (iv) the amount, if
---------------------                               -----
any, by which the Consolidated Net Worth as of the close of business on the day immediately preceding the Closing Date is less than $90,000,000 (the "Target Net
                                                                      ----------
Worth"), plus (v) the amount, if any, by which the Consolidated Net Worth as of
-----    ----
the close of business on the day immediately preceding the Closing Date is greater than the Target Net Worth.

                (i) "Consolidated Net Worth" with respect to any day means the
                     ----------------------
     excess of the Company's consolidated assets over the Company's consolidated liabilities as of such day as determined in accordance with GAAP, consistently applied with the Company's financial statements, dated December 31, 1997 (except that (A) depreciation methods, useful lives of
                        ------
     and salvage values of depreciable assets shall be determined utilizing the same methods, lives and salvage values as in effect prior to the changes instituted in 1997, (B) any gains on the sale of the Company's or its Subsidiaries' assets (including, but not limited to, the Carson, California land sale and any cranes) from September 30, 1997 through and including the day immediately preceding the Closing Date will be excluded, (C) any income recorded from the reversal of the workers compensation over-accrual and the reversal of the over-accrual of the Company's bad debt reserve subsequent to September 30, 1997 will be excluded, (D) the lump sum amount paid subsequent to September 30, 1997 with respect to the underfunding of the Union of Operating Engineers Multiemployer Pension Plan will be excluded and (E) any loans by the Company to its officers, employees or consultants will be excluded. The estimated accruals for liabilities and the estimated reserves against assets used in determining Consolidated Net Worth shall be consistent with the manner in which such accruals and reserves were calculated on the Company's audited consolidated December 31, 1997 balance sheet utilizing the facts and circumstances in effect at the time the Actual Distribution Amount is determined pursuant to Section 1.04. In determining Consolidated Net Worth, all accounting entries shall be taken into account regardless of their amount (including, but not limited to, payroll accruals) and all known omissions shall be corrected. The acquisition of Lindsay Crane and the accounting entities related thereto shall not affect Consolidated Net Worth.

                (ii) "Equity Rollover Amount" means the sum of the value of the
                      ----------------------
     Class A Common Units and Class L Common Units and the Class A Preferred Units with a liquidation value of $22,500,000 issued to AIM as part of the restructuring of certain of the outstanding partnership interests in the Company, based on the cost of the Class A Common Units and the Class L Common Units to the Purchasers and AIM's percentage ownership of the total outstanding Class A Common Units and Class L Common Units and the liquidation value of the Class A Preferred Units.

          (b) At least five (5) business days prior to the Closing, the Company in good faith shall prepare and deliver to the Purchaser Representative an estimated combined unaudited consolidated balance sheet of the Company, dated as of the day immediately preceding the Closing Date, in accordance with GAAP, an estimate of the Distribution Amount as of the close of business on the day immediately preceding the Closing Date (the "Estimated Distribution Amount"),
                                             -----------------------------
and an estimate of the Consolidated Net Worth based on the Company's books and records and other information then available. The Purchaser Representative may object to the Company's estimate of Consolidated Net Worth on or prior to the date that is two days prior to the Closing Date, in which case the Company and the Purchaser Representative shall negotiate in good faith to determine the estimated Consolidated Net Worth as of the day immediately preceding the Closing Date. In the event that such Parties cannot agree as to the estimated Consolidated Net Worth on or before 11:59 p.m. on the day immediately prior to the Closing Date, then the estimated Consolidated Net Worth, solely for purposes of this Section 1.03, shall be the Consolidated Net Worth as of the month end immediately prior to the Closing Date.

          1.04  Distribution Amount Adjustment.
                ------------------------------

          (a)   As promptly as practicable, but in no event later than ninety
(90) days after the Closing Date, Bain, as representative of the Purchasers (the Purchaser Representative"), will deliver to William B. Kania, as representative
-------------------------
of the Current Owners (the "Current Owner Representative"), a consolidated
                            ----------------------------
balance sheet of the Company dated as of the day immediately preceding the Closing Date (the "Closing Balance Sheet") which will reflect the
                                 --------------------
Consolidated Net Worth and the Purchaser Representative's determination of the Distribution Amount (the "Actual Distribution Amount") as of such date. If the
                          --------------------------
Current Owner Representative disagrees with the Purchaser Representative's determination of the Actual Distribution Amount, the Current Owner Representative shall notify the Purchaser Representative in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) within thirty (30) days after the Purchaser Representative's delivery of its calculation of the Actual Distribution Amount to the Current Owner Representative. The Current Owner Representative and the Purchaser Representative thereafter shall negotiate in good faith to resolve any such disagreements. If there is an amount as to which the Current Owner Representative and the Purchaser Representative are able to agree, such amount shall be paid to the appropriate party pursuant to Section 1.04 (c) below. If the Current Owner Representative and the Purchaser Representative are unable to resolve any disagreements about remaining amounts within thirty (30) days after the Current Owner's delivery of its notice of disagreement to the Purchaser Representative, the Current Owner Representative and the Purchaser Representative shall submit the dispute to a "Big Five" public accounting firm
                                              --------
(or any of their respective successors) (the "Auditor") for resolution; provided
                                              -------                   --------
that if the Current Owner Representative and the Purchaser Representative are unable to agree upon an Auditor, the Auditor shall be a "Big Five" public
                                                         --------
accounting firm (or any of their respective successors) selected by lot (after the Current Owner Representative and the Purchaser Representative each exclude one such accounting firm). The selection of the Auditor shall be conclusive, final, binding and non-appealable by the Parties.

          (b) The Purchaser Representative and the Current Owner Representative shall use their best efforts to cause the Auditor to resolve all disagreements over the Actual Distribution Amount as soon as practicable, but in any event within sixty (60) days after submission of the dispute to the Auditor. The resolution of such disagreements and the determination of the Actual Distribution Amount by the Auditor shall be final and binding on the Parties. The Company, on one hand, and the Current Owners, on the other hand, will each bear one-half of the costs and expenses of the Auditor.

          (c) Within five (5) days after the Actual Distribution Amount is finally determined pursuant to this Section 1.04:

                (i) if the Actual Distribution Amount is less than the Estimated Distribution Amount, the Current Owner Representative, on behalf of the Current Owners, shall pay to the Company the amount of such shortfall; and

                (ii) if the Actual Distribution Amount is greater than the Estimated Distribution Amount, the Company shall pay to the Current Owner Representative, on behalf of the Current Owners, the amount of such excess.

All amounts payable pursuant to this Section 1.04 shall include simple interest at the rate of 8% per annum, calculated on the basis of a 365-day year, from the Closing Date through the date of payment, and shall be payable by a cashier's or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee; provided that in the case of any amount owed
                                  --------
by the Current Owners, such amount shall be distributed to the Purchaser Representative, to the extent such amount is available, first out of the Escrow Amount pursuant to the terms of the Escrow Agreement and thereafter as provided above.

          Section 2.   Conditions of Each Purchaser's Obligation at the Closing.
                       --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Common Units at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2.01  Representations and Warranties; Covenants.  The representations
                -----------------------------------------
and warranties contained in Sections 5 and 6 hereof shall be true and correct in all material respects at and as of the Closing as though then made (without giving effect to any disclosures made by the Company or the Current Owners after the date hereof and except to the extent of changes caused by the transactions expressly contemplated herein), and the Company and the Current Owners shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Closing.

          2.02  Amendment of Limited Partnership Agreements.  Holdings' Limited
                -------------------------------------------
Partnership Agreement shall have been amended and restated in the form of Exhibit B-1 attached hereto (as so amended and restated, the "Amended and
-----------                                                   -----------
Restated Limited Partnership Agreement"), shall be in full force and effect
--------------------------------------
under the laws of the Commonwealth of Pennsylvania as of the Closing as so amended and restated and shall not have been further amended or modified. In addition, the limited partnership agreements of the Company, ACI and New ACSL shall have been amended and restated in the form of Exhibit B-2 (collectively with the Amended and Restated Limited Partnership Agreement, the "Amended and
                                                                  -----------
Restated Limited Partnership Agreements").
---------------------------------------

          2.03  Escrow Agreement.  The Company and the Current Owners shall have
                ----------------
entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Closing.

          2.04  Securityholders Agreement.  Holdings and Holdings' partners
                -------------------------
shall have entered into a securityholders agreement in the form of Exhibit C
                                                                   ---------
attached hereto (the "Securityholders Agreement"), and the Securityholders
                      -------------------------
Agreement shall be in full force and effect as of the Closing.

          2.05  Registration Agreement.  Holdings and Holdings' partners shall
                ----------------------
have entered into a registration agreement in the form of Exhibit D attached
                                                          ---------
hereto (the "Registration Agreement"), and the Registration Agreement shall be
             ----------------------
in full force and effect as of the Closing.

          2.06  Sale of Common Units to Each Purchaser.  Holdings shall have
                --------------------------------------
simultaneously sold to each Purchaser the Common Units to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2.07  Distribution to the Current Owners.  The Company shall have
                ----------------------------------
distributed to the Current Owners the Estimated Distribution Amount.

          2.08  Advisory Agreement.  The Company shall have entered into an
                ------------------
Advisory Agreement with Bain in the form of Exhibit E attached hereto (the
                                            ---------
"Advisory Agreement"), and the Advisory Agreement shall be in full force and
 ------------------
effect as of the Closing.

          2.09  Employment Agreement.  The Company and RA shall have entered
                --------------------
into an Employment Agreement providing for a term of five years, a base salary of $400,000 per annum, a bonus of up to $200,000 per annum in the form of Exhibit F attached hereto (the "Employment Agreement"), and the Employment
---------                       --------------------
Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

          2.10  Consulting Agreement.  The Company and SA shall have entered
                --------------------
into a Consulting Agreement providing for a term of five years, consulting payments of $255,000 per annum in the form of Exhibit G attached hereto (the
                                              ---------
"Consulting Agreement") and the Consulting Agreement shall be in full force and
 --------------------
effect as of the Closing and shall not have been amended or modified.

          2.11  Financing Arrangements.  The Company shall have consummated the
                ----------------------
Senior Facility and the Senior Note Offering pursuant to the terms and conditions of the Commitment Letters and other terms and conditions satisfactory to the Purchaser Representative.

          2.12  Opinion of the Company's and the Current Owner's Counsel. Each
                --------------------------------------------------------
Purchaser shall have received from Williams Coulson, counsel for the Company and the Current Owners, an opinion with respect to the matters set forth in Exhibit
                                                                        -------
H attached hereto, which shall be addressed to the Purchasers and to the lenders
-
providing the financing for the transactions contemplated hereby, dated the date of the Closing, and in form and substance reasonably satisfactory to the Purchaser Representative.

          2.13  Material Adverse Change.  Since the date of the Latest Balance
                -----------------------
Sheet, no material adverse change shall have taken place with respect to the business, assets, liabilities, financial condition, operating results, labor or customer or supplier relations of the Company and its Subsidiaries, taken as a whole, except as expressly contemplated herein.

          2.14  Proceedings.  All corporate and other proceedings taken or
                -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser Representative and its special counsel.

          2.15  Compliance with Applicable Laws.
                -------------------------------

          (a) No action or proceeding before any court or governmental body will be pending or threatened which, in the judgment of the Purchaser Representative, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          (b) The purchase or receipt of the Common Units by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in the Purchaser Representative's sole judgment, other onerous conditions under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Common Units by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

          2.16  Filings.  The Company shall have made all filings under all
                -------
applicable federal and state laws, including, without limitation, federal and state securities laws, necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Units pursuant to this Agreement, in compliance with such laws.

          2.17  Consents and Approvals.  All consents and approvals by (a)
                ----------------------
governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained and (b) third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement and required to be listed on the Contracts Schedule with an asterisk (*) or on the
                             ------------------
Noncontravention Schedule will have been obtained on terms and conditions
-------------------------
satisfactory to the Purchaser Representative.

          2.18  Payoff Letters and Releases.  The Company shall have provided
                ---------------------------
payoff letters from lenders of all indebtedness to be discharged pursuant to
Section 1.01(m) and obtained releases of all Liens relating to the assets and properties of the Company and its Subsidiaries.

          2.19  Excluded Assets.  The assets set forth on Exhibit I attached
                ---------------                           ---------
hereto (the "Excluded Assets") shall have been distributed out of the Company to
             ---------------
AIM.

          2.20  Executive Purchase Agreements.  Each of AIM,  (on behalf of DM),
                -----------------------------
Albert Bove, Arthur Innamorato and William Kania shall have entered into an executive purchase agreement substantially in the form of Exhibit J attached
                                                          ---------
hereto (the "Executive Purchase Agreements"), and the Executive Purchase
             -----------------------------
Agreements shall be in full force and effect as of the Closing.

          2.21  Termination of "Sweep" Arrangement.  The existing "sweep"
                ----------------------------------
arrangement that RA personally has with Community General Bank (or any other banks or financial institutions) will have been terminated.

          2.22  Repayment of Related Party Loans.  The Company shall have been
                --------------------------------
repaid all of its loans or other amounts owed to it by the Persons identified on the Affiliated Transactions Schedule.
    --------------------------------

          2.23  Acquisition of Lindsay Crane.  The Company shall have entered
                ----------------------------
into a definitive agreement to acquire the business of Lindsay Crane for a purchase price not to exceed $2 million in cash plus the assumption or refinancing of not more than $760,000 of indebtedness for borrowed money, which purchase price will be adjusted downward on a dollar-for-dollar basis to the extent that Lindsay Crane's net worth is less than $279,000 (excluding any gain from the sale of assets after January 1, 1998). The purchase agreement shall also include a noncompete agreement from SA and other terms and conditions satisfactory to the Purchaser Representative.

          2.24 Closing Documents.  At the Closing, the Company shall have
               -----------------
delivered to the Purchaser Representative all of the following documents:

          (a) a certificate of an officer of the Company, dated as of the Closing Date, stating that the conditions specified in Section 1 and Sections
2.01 through 2.23, inclusive, have been fully satisfied;

          (b) certified copies of the resolutions duly adopted by the Company's general partner authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the amendment and restatement of the limited partnership agreements referred to in Section 2.02, the distribution to the Current Owners referred to in Section 1.01, the restructuring of the Company and its Affiliates referred to in Section 1.01 and the issuance and sale of the Common Units referred to in Section 1.01;

          (c) a certified copy of the limited partnership agreements of Holdings, the Company and each of the Company's Subsidiaries, in each case as in effect immediately prior to the Closing;

          (d) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal, if any);

          (e) good standing certificates of Holdings, the Company and the Company's Subsidiaries from their jurisdiction of organization and each jurisdiction in which Holdings, the Company and each of the Company's Subsidiaries is qualified to do business as a foreign limited partnership, in each case dated as of a recent date prior to the Closing Date; and

          (f) such other documents relating to the transactions contemplated by this Agreement as the Purchaser Representative or its special counsel may reasonably request.

          2.25 Waiver.  Any condition specified in this Section 2 may be waived
               ------
if consented to by the Purchaser Representative.

          Section 3.  Conditions of the Company's and the Current Owner's
                      ---------------------------------------------------
Obligations at the Closing.  The obligation of the Company and the Current
--------------------------
Owners to take the actions set forth in Section 1 at or prior to the Closing is subject to the satisfaction as of the Closing of the following conditions:

          3.01 Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made, and the Purchasers shall have performed in all material respects all of the covenants required to be performed by them hereunder at or prior to the Closing.

          3.02 Amendment of Limited Partnership Agreement.  Holdings' Limited
               ------------------------------------------
Partnership Agreement shall have been amended and restated in the form of Exhibit B-1, shall be in full force and effect under the laws of the State of
-----------
Pennsylvania as of the Closing as so amended and restated and shall not have been further amended or modified.

          3.03 Escrow Agreement.  The Company shall have entered into the Escrow
               ----------------
Agreement and the Escrow Agreement shall be in full force and effect as of the Closing.

          3.04 Securityholders Agreement.  The Purchasers shall have entered
               -------------------------
into the Securityholders Agreement, and the Securityholders Agreement shall be in full force and effect as of the Closing.

          3.05 Registration Agreement.  The Purchasers shall have entered into
               ----------------------
the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing.

          3.06 Employment Agreement.  The Company shall have entered into the
               --------------------
Employment Agreement, and the Employment Agreement shall be in full force and effect as of the Closing.

          3.07 Consulting Agreement.  The Company shall have entered into the
               --------------------
Consulting Agreement, and the Consulting Agreement shall be in full force and effect as of the Closing.

          3.08 Sale of Common Units to Each Purchaser.  Holdings shall have
               --------------------------------------
simultaneously sold to each Purchaser the Common Units to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          3.09 Distribution to Current Owners.  The Company shall have
               ------------------------------
distributed to the Current Owners the Estimated Distribution Amount less the
                                                                    ----
Escrow Amount.

          3.10 Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Purchasers in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, the Current Owner Representative and their special counsel.

          3.11 Compliance with Applicable Laws; Permits.
               ----------------------------------------

          (a) No action or proceeding before any court or governmental body will be pending or threatened which, in the judgment of the Current Owner Representative, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement by reason of the probability that the action or proceeding will result in a judgment, decree or order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          (b) The purchase or receipt of the Common Units by each Current Owner hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Current Owner to any penalty, liability or, in the Current Owner Representative's sole judgment, other onerous conditions under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Common Units by each Current Owner hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Current Owner is subject.

          3.12 Consents and Approvals.  All consents and approvals by
               ----------------------
governmental agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained on terms and conditions satisfactory to the Company and the Current Owner Representative.

          3.13 Financing Arrangements.  The Company shall have consummated the
               ----------------------
Senior Facility and the Senior Note Offering pursuant to the terms and conditions of the Commitment Letters and consummated the equity financing pursuant to the terms and conditions of the Equity Commitment Letter. All debt obligations of the Company will be nonrecourse liabilities within the meaning of Treasury Regulation Section 1.752-1 promulgated under Section 752 of the Code, and allow the Company to make distributions to its partners to pay income taxes.

          3.14 Filings.  The Company shall have made all filings under all
               -------
applicable federal and state laws, including, without limitation, federal and state securities laws, necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Units pursuant to this Agreement, in compliance with such laws.

          3.15 Waiver.  Any condition specified in this Section 3 may be waived
               ------
if consented to in writing by the Company and the Current Owner Representative.

          Section 4.  Pre-Closing Covenants and Agreements.  Each of the Parties
                      ------------------------------------
agrees as follows with respect to the period between the execution of this Agreement and the Closing:

          4.01 General.  Each of the Parties will use its reasonable best
               -------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2 and 3).

          4.02 Notices and Consents.  The Company and the Current Owners will
               --------------------
use its, his or her reasonable best efforts to (a) give required notices to third parties, (b) obtain any required governmental or third party consents and shall make any filings pursuant thereto that may be necessary, proper or advisable in connection therewith and (c) take any actions reasonably required by a third party, in each case, in connection with the matters contemplated by this Agreement.

          4.03 Affirmative Covenants of the Current Owners and the Company.
               -----------------------------------------------------------
Prior to the Closing, except as otherwise expressly provided herein, the Current Owners will cause the Company to, and the Company will (and in the case of clauses (e), (f) and (g) hereof, the Current Owners will):

          (a) conduct its business (including, without limitation, the collection of receivables, purchase of inventory, payment of payables and incurrence of and payment or financing for capital expenditures) only in the usual and ordinary course of business in accordance with past custom and practice;

          (b) carry on its business in the same manner as presently conducted and keep its organization and properties substantially intact;

           (c) maintain in full force and effect all Intellectual Property which is material to the Company;

          (d) encourage (and not act to dissuade or discourage) employees to continue their employment with the Company after the Closing;

          (e) promptly (once they have knowledge thereof) inform the Purchaser Representative in writing of (i) any variances from the representations and warranties contained in Sections 5 or 6 hereof or event or occurrence which would cause such representations and warranties to be incorrect as of the Closing, (ii) any breach of any covenant hereunder by the Company or any Current Owner and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement; provided
                                                                     --------
that unless the Purchaser Representative has the right to terminate this Agreement pursuant to Section 10(b) by reason of any variance, breach or development and exercises that right within ten business days from the date of such notice, the written notice pursuant to this Section 4.03(e) will be deemed to have amended the Disclosure Schedules, to have qualified the representations and warranties contained in Section 5 and to have cured any misrepresentations or breach of warranty or covenant that otherwise might have existed, in each case only with respect to the matters specifically identified in the written notice provided to the Purchaser Representative; provided further that the
                                                 --------
Disclosure Schedules will only be deemed amended and the representations, warranties and covenants will only be deemed qualified or cured with respect to items which are material.

          (f) cooperate with the Purchasers and use their reasonable best efforts to cause the conditions to the Purchasers' obligations to close specified in Section 2 above to be satisfied and execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser Representative may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement;

          (g) transfer all assets (other than the Excluded Assets) which are used in the Company's business, but owned by the Current Owners (or the stockholders or partners of the Current Owners) into the name of the Company;

          (h)  distribute the Excluded Assets out of the Company;

          (i) terminate, distribute or transfer the life insurance policy on the life of Ray Anthony; and

          (j) upon the reasonable request of the Purchaser Representative, report on financial reporting, operational matters and the general status of ongoing operations.

          4.04 Negative Covenants of the Current Owners and the Company.  Prior
               --------------------------------------------------------
to the Closing, without the prior written consent of the Purchaser Representative, the Current Owners will cause the Company to not, and the Company will not:

          (a) take any action that would require disclosure under Section 5.21 below:

          (b) redeem or otherwise acquire, any partnership interests, make any distribution to its partners (other than the cash and assets listed on Exhibit I
                                                                       ---------
delivered on the date hereof), or make any loan or enter into any transaction with any of its officers, directors, partners or Affiliates other than arms length transactions with Century Steel Erectors and Steel City Environmental consistent with past custom and practice;

          (c) sell, lease, license or otherwise dispose of any interest in any of the Company's assets, other than sales of inventory and equipment and leases of equipment in the ordinary course of business consistent with past practice, or permit, allow or suffer any of the assets to be subjected to any Lien (other than Permitted Liens);

          (d) terminate or modify in any material respect any contract required to be disclosed on the Contracts Schedule or any government license, permit or
                       ------------------
other authorization;

          (e) enter into any new, or amend any existing, material contracts, agreements or commitments, including, without limitation, any lease agreements, (except for contracts, agreements or commitments entered into in the ordinary course of business and for commitments relating to capital expenditures consistent with the budget provided to the Purchaser Representative prior to the date hereof and an agreement to purchase the business of Lindsay Crane).

          (f) institute any material change in the conduct of its business, or any change in its method of purchase, sale, lease, management, marketing, operation or accounting;

          (g) incur any Indebtedness for borrowed money (other than Indebtedness incurred to finance the Company's ordinary course working capital needs and other Indebtedness so long as total Indebtedness does not exceed $215,000,000 plus the amount of Indebtedness assumed to acquire the business of
             ----
Lindsay Crane prior to the Closing in an amount not to exceed $2,760,000); or

          (h) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases made in the ordinary course of business consistent with past custom and practice, or pursuant to any written agreement disclosed to the Purchaser Representative and in existence on the date hereof.

          4.05 Full Access.  The Company will permit representatives of the
               -----------
Purchasers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all properties, personnel, books, records, contracts and other documents of or pertaining to the Company and its Subsidiaries.

          4.06 Notice of Material Developments.  Each Purchaser will give prompt
               -------------------------------
written notice to the other Parties of any (a) representation or warranty of such Purchaser contained in Section 7 which was true as of the date hereof, but which has subsequently become untrue, (b) breach of any covenant hereunder by such Purchaser and (c) other material development affecting the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

          4.07 Exclusivity.  Until consummation of the transactions contemplated
               -----------
hereby or termination of this Agreement pursuant to Section 10, none of the Company, the Current Owners or any of their respective Subsidiaries, Affiliates, stockholders, partners, representatives, officers, employees, directors, or agents will, directly or indirectly, (a) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (i) reorganization, liquidation, dissolution or refinancing of any of the Company or any of its Subsidiaries, (ii) recapitalization, merger or consolidation involving the Company or any of its Subsidiaries, (iii) purchase or sale of any assets (other than a purchase or sale of inventory or equipment in the ordinary course of business consistent with past custom and practice) or partnership interests of the Company or any of its Subsidiaries or (iv) similar transaction or business combination involving the Company or any of its Subsidiaries or the assets of any of them (each of the foregoing actions described in clauses (i) through (iv), a "Company
                                                            -------
Transaction") or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided that any transactions
                                                 --------
contemplated hereby shall not constitute a Company Transaction for purposes hereof. The Company and each Current Owner agree to notify the Purchaser Representative immediately if any Person makes any bona fide oral or any written proposal, offer, inquiry or contact with respect to a Company Transaction.

          4.08 Actions with Respect to Partnership Interests.  Until
               ---------------------------------------------
consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Section 10, the Current Owners agree that they will not sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of any of their partnership interests, except as expressly contemplated by this Agreement.

          4.09 Real Estate Matters.
               -------------------

          (a) At its option, the Purchaser Representative may obtain in preparation for the Closing, a commitment for an ALTA Owner's or Leasehold Policy of Title Insurance, as the case may be, Form B-1970, for each parcel of Owned Real Property and each material Leased Real Property (the "Title
                                                                 -----
Commitments"), issued by a title insurer satisfactory to the Purchaser
-----------
Representative (the "Title Insurer"), in such amount as the Purchaser
                     -------------
Representative determines to be the fair market value (including all improvements thereon), insuring the Company's interest in such parcel as of Closing, subject only to the Permitted Liens. If requested by the Purchaser Representative, the Company shall deliver at the time of delivery of the Title Commitments, copies of all documents of record referred to therein. At its option, the Purchaser Representative may obtain title insurance policies (the "Title Policies") on or before the Closing,
                                      --------------
from the Title Insurer based upon the Title Commitments. If requested by the Purchaser Representative, the Company will deliver to the Title Insurer all affidavits, undertakings and other title clearance documents necessary to issue the Title Policies and endorsements thereto. Each such Title Policy will be dated as of the date of the Closing and to the extent available at reasonable rates, (i) insure title to the applicable parcels of real estate and all recorded easements benefitting such parcels, subject only to Permitted Liens,
(ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1, with parking (or equivalent), (iv) contain an endorsement insuring that the parcel described in such Title Policy is the parcel shown on the survey delivered with respect to such parcel and a survey accuracy endorsement, (v) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (vi) if the real estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vii) contain a non-imputation endorsement, (viii) contain a tax number endorsement and (ix) contain such other endorsements as the Purchaser Representative may reasonably request. The costs of any Title Commitments and Title Policies will be split evenly between the Purchasers on the one hand and the Company on the other hand.

          (b) At its option, the Purchaser Representative may obtain in preparation for the Closing, current surveys of each parcel of Owned Real Property and each material Leased Real Property prepared by a licensed surveyor satisfactory to the Purchasers, and conforming to 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys (the "Surveys"), and such standards as
                                                -------
the Title Insurer may require as a condition to the removal of any survey exceptions from the applicable Title Policy, and certified to the Company, the Company's lender and the Title Insurer, within 30 days of the Closing Date, in a form satisfactory to such parties. The Surveys shall disclose the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. The costs of the Surveys will be split evenly between the Purchasers on the one hand and the Company on the other hand.

          (c) Prior to Closing, the Company shall use reasonable best efforts to obtain with respect to each parcel of Leased Real Property for which the Purchaser Representative requests from the Company in writing at least fifteen
(15) days prior to the Closing (i) an estoppel and consent letter in a form reasonably satisfactory to the Purchaser Representative (the "Estoppel and
                                                              ------------
Consent Letter") from the landlords, lessors, sublessors or licensors of such
--------------
Leased Real Property (each a "Landlord") stating that (A) a copy of the lease,
                              --------
sublease, license or tenancy agreement demising the Leased Real Property (each a "Lease"), attached to the Estoppel and Consent Letter is a true, correct and
 -----
complete copy of the Lease, and represents the entire agreement between the Landlord and the Company or its applicable Subsidiary; (B) to the Landlord's knowledge the Company or its applicable Subsidiary is not in breach or default under the Lease, and no event has occurred which would with notice or passage of time, or both, constitute a breach or default or permit termination, modification, or acceleration under the Lease and the Landlord has not repudiated any provision of the Lease; (C) all rent and other payments owed by the Company or its applicable Subsidiary to the Landlord have been paid to date,
(D) to the Landlord's knowledge there are no disputes, oral agreements or forbearance agreements in effect as to the Lease, (E) if applicable, that the Landlord consents to the assignment of the Lease (resulting from a change in control of the Company or its applicable Subsidiary) and (F) containing such other statements or agreements as the Purchasers may reasonably request; (ii) a non-disturbance agreement in form and content reasonably satisfactory to the Purchasers' Representative from each lender of each Landlord; and (iii) a landlord lien waiver agreement in form and content reasonably satisfactory to the Purchaser Representative stating that Landlord agrees to be subordinated to the Company's lenders with respect to rights to foreclose on any of the Company's (or any of its Subsidiaries') property and equipment which are located on such Leased Real Property.

          4.10 Financial Information.  The Company shall furnish to the
               ---------------------
Purchasers: (a) audited consolidated financial statements for the Company for the years ended December 31, 1997, 1996 and 1995 prepared in accordance with GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act of 1933, as amended ("Regulation S-X"); (b) the reviewed unaudited
                          --------------
consolidated financial statements for the Company for the three-month periods ending March 31, 1998 and 1997 prepared in accordance with GAAP and in a form meeting the requirements of Rule 10-01 of Regulation S-X; (c) selected financial data for the five years in the period ended December 31, 1997 in a form meeting the requirements of Item 301 of Regulation S-K of the Securities Act of 1933, as amended ("Regulation S-K"); and (d) assistance with preparing "Management's
          --------------
Discussion and Analysis of Financial Condition and Results of Operations" in accordance with Item 303 of Regulation S-K for the years 1997, 1996 and 1995 and the interim periods ended March 31, 1998 and March 31, 1997 (and, in each case, use reasonable best efforts to obtain the consent of the Company's independent accountants to the use of their reports thereon and the issuance of a "comfort letter" required by the underwriter of the notes issued pursuant to the Senior Note Offering).

          Section 5.  Representations and Warranties with Respect to the
                      --------------------------------------------------
Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Common Units hereunder, the Company hereby represents and warrants that:

          5.01 Organization.  Each of the Company and its Subsidiaries is a
               ------------
limited partnership duly organized and validly existing under the laws of the State of Pennsylvania and has full power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Organization Schedule attached hereto lists all of the jurisdictions in which
---------------------
the Company and its Subsidiaries are required to qualify to do business as a foreign entity, except where the failure to be qualified would not have a material adverse effect on the business, assets, liabilities, financial condition, operating results, labor or customer or supplier relations of the Company and its Subsidiaries (a "Material Adverse Effect"). Each of the Company
                                 -----------------------
and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction listed on the Organization
                                                           ------------
Schedule.

          5.02 Authorization.  The Company has full power and authority to
               -------------
execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms.

          5.03 Capitalization and Related Matters.
               ----------------------------------

          (a) As of the date hereof, and without giving effect to the amendment and restatement of the Company's Limited Partnership Agreement, the outstanding partnership interests of the Company are held beneficially and of record by the Current Owners as set forth on the Disclosures Schedules Capitalization Schedule
                                   ---------------------------------------------
attached hereto, free and clear of all Liens. As of the Closing and immediately thereafter and after giving effect to the amendment and restatement of Holdings' Limited Partnership Agreement, the outstanding partnership interests of Holdings shall be held beneficially and of record by the Persons as set forth on the Recapitalized Equity Schedule attached hereto, free and clear of all Liens
-----------------------------
(other than Liens created by such Persons). Except as set forth in the immediately preceding sentence, neither the Company nor Holdings has and will, as of the Closing Date, have outstanding any partnership interests or Units convertible or exchangeable for any partnership interests or Units or containing any profit participation features, nor any rights or options to subscribe for or to purchase its partnership interests or Units or any partnership interests or Units or securities convertible into or exchangeable for its partnership interests or Units or any partnership interest or Unit appreciation rights or phantom partnership interest or Unit plans. Neither the Company nor Holdings is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any partnership interests or Units or any warrants, options or other rights to acquire its partnership interests or Units, other than as expressly provided in this Agreement and, as of the Closing, pursuant to the Amended and Restated Limited Partnership Agreement and the Securityholders Agreement. As of the date hereof and as of the Closing and immediately thereafter, all of Holdings' and the Company's outstanding Units are or shall be validly issued, fully paid and nonassessable.

          (b) There are no statutory or contractual preemptive rights or rights of first refusal or other similar restrictions with respect to the issuance of the Units hereunder or the restructuring of the Current Ownership Interests. Based on the representations and warranties of the Purchasers contained herein, Holdings has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its partnership interests and the offer, sale and issuance of the Class L Common Units and Class A Common Units does not require registration under the Securities Act or any applicable state securities laws. Except for the Amended and Restated Limited Partnership Agreement and the Securityholders Agreement to be executed and delivered at the Closing, there are no agreements between Holdings' partners or among any other Person with respect to the voting or transfer of Holdings' partnership interests or with respect to any other aspect of Holdings' governance.

          5.04 Noncontravention.  Except as set forth on the Noncontravention
               ----------------                              ----------------
Schedule, neither the execution and the delivery of this Agreement or the
--------
agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, will (a) violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its Subsidiaries is subject, (b) violate any provision of the Company's or any of its Subsidiaries' limited partnership agreement or (c) materially conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective assets is subject or (d) result in the imposition of any security interest upon any material assets of the Company or its Subsidiaries. Except as set forth on Noncontravention Schedule attached hereto, to the Company's knowledge, neither
-------------------------
the Company nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for (i) the Parties to consummate the transactions contemplated by this Agreement and (ii) the Company to carry on its business after the Closing in substantially the same manner as presently conducted.

          5.05 Brokerage.  Except for the fees and expenses of Clayton & Andrews
               ---------
(which will be paid prior to Closing or will be accrued as a liability on the Closing Balance Sheet), neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchasers or, after the Closing, the Company could become liable or obligated.

          5.06 Subsidiaries and Investments.  The Company does not own, directly
               ----------------------------
or indirectly, any stock, partnership interest, joint venture interest or other security or interest in any other Person, except for 97% of the partnership interests of Holdings, 97% of the partnership interests of ACI and 99% of the partnership interests of New ACSL. The remaining 3% of the partnership interests of Holdings and ACI and 1% of the partnership interests of New ACSL is owned by the General Partner.

          5.07 Financial Statements.  The Financial Statements Schedule
               --------------------       -----------------------------
attached hereto contains the following financial statements (collectively the "Financial Statements"): (a) audited consolidated balance sheets and statements
 --------------------
of income and statements of cash flows as of and for the years ended December 31, 1995, December 31, 1996, and December 31, 1997 (the "Most Recent Fiscal Year
                                                         -----------------------
End") for the Company; and (b) an unaudited consolidated balance sheet (the
---
"Latest Balance Sheet") and statement of income and statement of cash flows as
 --------------------
of and for the 4 months ended April 30, 1998 (together with the Latest Balance Sheet, the "Latest Financial Statements"), for the Company. The Financial
            ---------------------------
Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company, except that the Latest Financial Statements do not contain any footnotes and are subject to normal year end audit adjustments.

          5.08 Undisclosed Liabilities.  Except as set forth on the Undisclosed
               -----------------------                              -----------
Liability Schedule, the Company has no material liabilities (whether known or
------------------
unknown, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for liabilities (a) recorded in the Latest Balance Sheet or disclosed in the footnotes thereto, (b) liabilities and obligations incurred after the date as of which such balance sheet is dated in the ordinary course of business (none of which relates to (i) breach of contract (other than customer write-offs, discounts or adjustments in the ordinary course of business and consistent with past custom and practice) (ii) breach of warranty, (iii) tort, (iv) infringement, (v) violation of law, (vi) any action, suit or proceeding (including, without limitation, any proceeding in eminent domain or other similar proceeding affecting any portion of the Owned Real Property or the Leased Real Property), (vii) any environmental matter, including, without limitation, any matter arising under Environmental, Health and Safety Requirements or (viii) any writ, injunction, decree, order, judgment, or litigation affecting the ownership, lease, occupancy or operation of the Owned Real Property or the Leased Real Property, in each case which could reasonably be expected to have a Material Adverse Effect), (c) set forth on the Disclosure Schedules attached hereto, and (d) under or in connection with contracts, agreements and other arrangements disclosed on the Contracts Schedule or not
                                                   ------------------
required to be disclosed on the Contracts Schedule attached hereto due solely to
                                ------------------
the specific dollar thresholds and other requirements contained in Section 5.14 below.

          5.09 Legal Compliance and Permits.
               ----------------------------

          (a)  Except as set forth on the Legal Compliance and Permits Schedule
                                          -------------------------------------
attached hereto, the Company and its Subsidiaries have complied with and are in compliance with all applicable laws, rules, regulations and orders of federal, state, local, and foreign governments (and all agencies thereof) and with all instruments of record, agreements, easements, covenants, conditions and restrictions affecting the Owned Real Property and the Leased Real Property, except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect, and no action, suit, proceeding or hearing is pending against the Company or its Subsidiaries alleging any failure to so comply and no notice (written or oral), charge or claim has been received by the Company or its Subsidiaries alleging any failure to so comply in respect of the Company or its Subsidiaries. Except as set forth on the Legal Compliance and Permits
                                              ----------------------------
Schedule attached hereto, the Owned Real Property and the Leased Real Property
--------
is in compliance with all applicable building, zoning, subdivision, entitlement and all other land use and similar laws affecting the Owned Real Property and the Leased Real Property (collectively, the "Real Property Laws"), except for
                                             ------------------
such noncompliance which would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of violation or claimed violation of any Real Property Law.

          (b)  Except as set forth on the Legal Compliance and Permits Schedule
                                          -------------------------------------
attached hereto, to the knowledge of the Company, each of the Company and its Subsidiaries holds all material permits, licenses, certificates, accreditations and other authorizations (including, but not limited to, OSHA ratings) (the "Permits") of all foreign, federal, state and local governmental agencies for
 -------
the conduct of its business and the ownership of its properties. Each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Permits which it holds and all such Permits will be available for use by the Company and its Subsidiaries immediately after the Closing.

          5.10 Tangible Assets.  Except as set forth on the Assets Schedule, the
               ---------------                              ---------------
assets owned or leased by the Company and its Subsidiaries include all buildings, machinery, equipment, and other tangible assets sufficient for the conduct of the business of the Company and its Subsidiaries as presently conducted, and such assets are, subject to normal wear and tear, free from material defects, are in good operating condition and repair, and are suitable for the purposes for which they presently are used (except for equipment that is being or is planned to be repaired consistent with past custom or practice or immaterial amounts of assets which are used as spare parts, which are intended to be reworked or which are scrap items consistent with past custom and practice).

          5.11 Title to Personal Property.  Each of the Company and its
               --------------------------
Subsidiaries has good title to, or a valid leasehold interest in, all personal property used in connection with the operation of the business of the Company and its Subsidiaries, free and clear of any material Liens, except (a) as set forth in the Permitted Liens Schedule attached hereto, (b) Liens for Taxes not
             ------------------------
yet due and payable or being contested in good faith by appropriate proceedings and in respect of which adequate reserves under GAAP have been established on the books of the Company and (c) Permitted Liens.

          5.12 Title to Real Property.
               ----------------------

          (a)  The Real Property Schedule attached hereto sets forth all of the
                  ----------------------
real property owned by the Company or its Subsidiaries (the "Owned Real
                                                             ----------
Property").  Except as disclosed on the Real Property Schedule, with respect to
                                        ----------------------
each parcel of Owned Real Property, (i) the Company has, or on the Closing Date will have, good and marketable title, free and clear of any material Lien, except for Permitted Liens, (ii) there are no leases, subleases, licenses, concessions, or other agreements granting to any party or parties the right of use or occupy any portion thereof; and (iii) there are no outstanding options or rights of first refusal to purchase such parcels or any portions thereof or interest therein.

          (b)  The Real Property Schedule attached hereto sets forth all of the
                   ----------------------
real property leased or subleased by the Company or its Subsidiaries (the "Leased Real Property"). The Company or its applicable Subsidiary has a good and
 --------------------
valid leasehold interest in and to all of the Leased Real Property, free and clear of any material Lien, except for Permitted Liens. The Leases under which the Company leases and subleases the Leased Real Property are in full force and effect and the Company has previously delivered to the Purchasers true, correct and complete copies of each of the Leases, including, without limitation, all amendments or modifications thereto, referred to on the Real Property Schedule.
                                                        ----------------------
With respect to each Lease: (i) such Lease is legal, valid, binding and enforceable in accordance with its terms and such Lease is in full force and effect, and (ii) neither the Company nor, to the best of the Company's and the Current Owners' knowledge, any third party, is in material breach or default under such Lease, and, except as noted on the Real Property Schedule by an
                                              ----------------------
asterisk (*) opposite the applicable Lease, no event has occurred (including the consummation of the transactions contemplated hereby) which, with the lapse of time or the giving of notice, or otherwise would constitute such a material breach or default or permit termination, modification, or acceleration under such Lease. Except as disclosed on the Real Property Schedule, no consent, waiver, approval or authorization is required from any Landlord under any Lease as a result of the execution and delivery of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

          (c) Except for the Excluded Assets, the Owned Real Property and the Leased Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Company or its Subsidiaries.

          5.13 Litigation.  The Litigation Schedule attached hereto sets forth
               ----------       -------------------
each instance in which the Company, any of its Subsidiaries or any of their assets (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or subject to, or, to the knowledge of the Company, its Subsidiaries and the Current Owners, is threatened to be made a party or be made subject to any action, suit, proceeding (including, without limitation, any proceeding in eminent domain or similar proceeding), hearing, or investigation of, in, or before any court, arbitrator or other body or administrative agency of any federal, state, local, or foreign jurisdiction.

          5.14 Contracts.
               ---------

          (a)  The Contracts Schedule attached hereto lists the following
                   ------------------
contracts, agreements and other arrangements to which the Company or any of its Subsidiaries is a party and denotes with an asterisk (*) whether the consent of any third party thereto is required as a result of the consummation of the transactions contemplated by this Agreement:

               (i) collective bargaining agreement or any other material contract with any labor union, or severance agreements, programs, policies or arrangements;

               (ii) management agreement, contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual cash or other compensation in excess of $50,000 (other than at-will employment arrangements) or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

               (iii) material contract or agreement requiring the consent of any party thereto upon a change in control of the Company or any of its Subsidiaries, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Company or any of its Subsidiaries or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Company or any of its Subsidiaries;

               (iv) contract under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Company's or any of its Subsidiaries' employees in the ordinary course of business consistent with past practice or amounts less than $50,000 in the aggregate);

               (v) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a material Lien on any asset or group of assets of the Company or any of its Subsidiaries or any letter of credit arrangements;

               (vi) guaranty of any material obligation for borrowed money or otherwise (other than endorsements made for collection in the ordinary course of business);

               (vii) lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $50,000;

               (viii) material lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

               (ix)    material license or royalty agreements;

               (x) nondisclosure or confidentiality agreements (other than those entered into in the ordinary course of business with customers, suppliers and employees);

               (xi) contract or group of related contracts with the same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $100,000;

               (xii) open purchase orders for the purchase of equipment in excess of $100,000;

               (xiii) brokerage contracts involving equipment with a value in excess of $100,000;

               (xiv) pricing contracts for leasing services with the Company's top 20 customers measured by rental revenue;

               (xv) material contract relating to the marketing, sale, advertising or promotion of its products;

               (xvi) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments;

               (xvii) material assignment, license, indemnification or other agreement with respect to any intangible property (including any Intellectual Property);

               (xviii) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

               (xix) material broker, agent, sales representative, sales or distribution agreement or agreement relating to the export and/or import of any goods or equipment;

               (xx) power of attorney or other similar agreement or grant of agency;

               (xxi) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (xxii) other agreement not in the ordinary course of business which is material to its operations or business prospects or involves an annual consideration in excess of $50,000,

          (b) To the knowledge of the Company, all of the contracts, leases, agreements and instruments set forth or required to be set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their
------------------
respective terms subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity. To the knowledge of the Company, the Company and each of its Subsidiaries have performed all obligations required to be performed by them and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which the Company or any of its Subsidiaries is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or event of noncompliance by the Company or any of its Subsidiaries under any contract, lease, agreement or instrument to which the Company or any of its Subsidiaries is subject; none of the Company or any of its Subsidiaries have any present expectation or intention of not fully performing all such obligations; none of the Company or any of its Subsidiaries have knowledge of any breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which it is a party; and none of the Company or any of its Subsidiaries are parties to any contract or commitment that could reasonably be expected to have a Material Adverse Effect; provided that the existence of any customer write-off, discount or adjustment to
--------
any of the Company's or any of its Subsidiaries' contracts will not constitute a breach of the foregoing representations and warranties so long as such write-off, discount or adjustment is reflected in, or if the associated revenue is not reflected in, Consolidated Net Worth on the Closing Balance Sheet.

          (c) The Purchasers' special counsel has been supplied with a true and correct copy (or a copy has been made available to the Purchasers' special counsel) of each of the written instruments, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached Contracts Schedule, together with all
                                      ------------------
amendments, waivers or other changes thereto or adjustment is reflected in the Consolidated Net Worth.

          5.15 Tax Matters.  Except as set forth on the Taxes Schedule attached
               -----------                              --------------
hereto:

          (a) during the past five (5) years with respect to federal taxes and the past two (2) years with respect to state and local Taxes, there has been no material action, suit, proceeding or audit or any notice of inquiry of any of the foregoing pending against or with respect to the Company or its Subsidiaries regarding Taxes and, to the knowledge of the Company and its Subsidiaries, no action, suit, proceeding or audit has been threatened against or with respect to the Company or its Subsidiaries regarding Taxes;

          (b) neither the Company nor its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement, neither has any current or potential material contractual obligation to indemnify any other Person with respect to Taxes, and neither has any material liability for the Taxes of any Person (other than any of the Company or its Subsidiaries), as a transferee or successor, by contract, or otherwise;

          (c) to the knowledge of the Company, no claim has ever been made by a taxing authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by such jurisdiction;

          (d) each of the Company and its Subsidiaries has made available to the Purchasers true, correct and complete copies of all income Tax Returns filed by such Person for the past three (3) years along with all private rulings (to the extent reasonably available or obtainable by the Company or its Subsidiaries) and related material with respect to such period;

          (e) neither the Company nor any of its Subsidiaries has consented to extend the time, nor is the beneficiary of any extension of time, in which any federal or state income Tax may be assessed or collected by any taxing authority;

          (f) neither the Company nor any of the Current Owners expects any taxing authority to assess any material amount of additional Taxes (other than Taxes not yet due and payable) against the Company or its Subsidiaries for any Tax period ending on or before the Closing;

          (g) there are no material Liens for Taxes (other than for Taxes not yet due and payable) upon the assets of the Company or its Subsidiaries;

          (h) neither the Company nor its Subsidiaries will be required (i) as a result of a change in method of accounting for a Tax period ending prior to December 31, 1997, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any such Tax period or (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item of income or exclude any item of deduction from any Tax period;

          (i) none of the Current Owners is a "foreign person" for purposes of the withholding requirements of Section 1445(a) of the Code (or any corresponding provision of state, local or foreign Tax law), and neither the Company nor any of its Subsidiaries has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country;

          (j) the Company and each of its Subsidiaries has been a partnership for federal and all applicable state and local Tax purposes, in each case since the date of its formation; and

          (k)  the Taxes Schedule lists all income Tax Returns relating to
                   --------------
federal, state, and foreign income filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

          5.16 Intellectual Property.
               ---------------------

          (a)  The Intellectual Property Schedule attached hereto identifies (i)
                  ------------------------------
each patent, trademark, servicemark, tradename, copyright or other registration which has been issued to the Company or its Subsidiaries with respect to any Intellectual Property used by the Company or its Subsidiaries, (ii) each pending patent application or application for registration which the Company has made with respect to any Intellectual Property used by the Company or its Subsidiaries, (iii) each material item of unregistered Intellectual Property owned or used by the Company or its Subsidiaries; (iv) each material license, agreement, or other permission which the Company or any of its Subsidiaries has granted to any third party with respect to any Intellectual Property used by the Company or its Subsidiaries (together with any exceptions), and (v) each material license, agreement or other permission under which the Company or any of its Subsidiaries uses any Intellectual Property owned by a third party.

          (b)  Except as set forth on the Intellectual Property Schedule, to the
                                          ------------------------------
knowledge of the Company, the conduct of the Company's and its Subsidiaries' businesses and the Intellectual Property owned or used by the Company or any Subsidiary do not interfere with, infringe, misappropriate, or otherwise conflict with any Intellectual Property or other rights of third parties. Neither the Company nor any of its Subsidiaries has received notice of any charge, complaint, claim or demand alleging any such interference, infringement, misappropriation or conflict. Except as set forth on the Intellectual Property
                                                          ---------------------
Schedule, neither the Company nor any of its Subsidiaries has knowledge that any
--------
third party has interfered with, infringed, misappropriated, or otherwise come into conflict with any Intellectual Property owned by the Company or its Subsidiaries. Except as set forth on the Intellectual Property Schedule, the
                                         ------------------------------
Company and its Subsidiaries own or have valid and enforceable rights to use all material Intellectual Property necessary for their businesses.

          5.17 Insurance. The Insurance Schedule attached hereto sets forth the
               ---------      ------------------
following information with respect to each insurance policy insuring the properties, business or assets of the Company and its Subsidiaries to which the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

          (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (b)  the scope, period and amount of coverage; and

          (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

To the knowledge of the Company, with respect to each such insurance policy: (i) the policy is legal, valid, binding, and enforceable in accordance with its terms and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or its Subsidiaries or permit the insurer to terminate, modify, or accelerate, such policy; (iii) neither the Company nor any of its Subsidiaries has repudiated any provision of such policy; and (iv) the insurer is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the insurer or permit the Company or its Subsidiaries to terminate, modify, or accelerate, such policy. The Insurance Schedule describes any self-insurance
                                ------------------
arrangements affecting the Company or its Subsidiaries.

          5.18 Labor and Employment Matters.  Except as set forth in the Labor
               ----------------------------                              -----
Schedule, neither the Company nor any of its Subsidiaries is party to or bound
--------
by any collective bargaining agreement or relationship with any labor organization. Except as set forth in the Labor Schedule, to the knowledge of the
                                         --------------
Company, with respect to the Company and its Subsidiaries: (a) no executive, key employee or group of employees has any plans to terminate employment; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (c) no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists; (d) within the past five years no labor strike, work stoppage or slowdown, or other labor dispute has occurred, and none is underway or threatened; (e) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by the Company or its Subsidiaries (or their officers or directors) of any law, regulation or contract; and, (f) neither the Company nor its Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (e) above, or as a result of any adverse workman's compensation experience. Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been or will be satisfied prior to Closing. Neither the Company nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees of the Company or its Subsidiaries as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to the Purchasers.

          5.19 Employee Benefits.
               -----------------

          (a)  Pension Plans.  With respect to all employees and former
               -------------
employees of the Company, its Subsidiaries and their predecessors, neither the Company nor any of its Subsidiaries maintains or contributes to any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) other than the Anthony Crane Rental 401(k) Profit Sharing Plan (the "Profit Sharing Plan").
                                                      -------------------
Except as set forth on the Employee Benefits Schedule, with respect to all
                           --------------------------
employees and former employees of the Company, its Subsidiaries and their predecessors, neither the Company nor any of its Subsidiaries has any material liability under (or with respect to) any Employee Pension Benefit Plan, whether or not terminated.

          (b)  Welfare Plans.  Except as set forth on the Employee Benefits
               -------------                              -----------------
Schedule, with respect to all employees and former employees of the Company, its
--------
Subsidiaries and their predecessors, neither the Company nor any of its Subsidiaries maintains or has any obligation to contribute to any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) and does not have any material liability with respect to any Employee Welfare Benefit Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees or their spouses or dependents (other than in accordance with Section 4980B(f) of the Code or other applicable law).

          (c)  Multiemployer Plans. Except as set forth on the Employee Benefits
               -------------------                             -----------------
Schedule, with respect to all employees and former employees of the Company, its
--------
Subsidiaries and their predecessors, neither the Company nor any of its Subsidiaries has any obligation to contribute to (or any other liability with respect to) any (i) Multiemployer Plan (as defined in Section 3(37) of ERISA) or
(ii) any plan of the type described in Section 4063 and 4064 of ERISA or Section 413(c) of the Code. Except as set forth on the Employee Benefits Schedule,
                                               --------------------------
neither the Company nor any of its Subsidiaries has incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan and no condition exists that presents a risk to the Company or any of its Subsidiaries of incurring such a liability.

          (d)  Other Benefit Plans.  Except as set forth on the Employee
               -------------------                              --------
Benefits Schedule, neither the Company nor any of its Subsidiaries maintains,
--------
contributes to or has any material liability under (or with respect to) any deferred compensation, severance or retirement plans or arrangements, employee welfare, fringe benefit, vacation, incentive or bonus plan, program, policy or other arrangement for employees or former employees of the Company, its Subsidiaries and their predecessors, their spouses or dependents, whether or not terminated, other than discretionary bonuses and increases in compensation in the ordinary course of business, consistent with past practice.

          (e)  Administration and Compliance of the Plans.  The plans, programs,
               ------------------------------------------
policies and other arrangements set forth on the Employee Benefits Schedule are
                                                 --------------------------
hereinafter referred to collectively as the "Plans."  Except as set forth on the
                                             -----
Employee Benefits Schedule, with respect to each of the Plans:
--------------------------

               (i) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been or will be made or properly accrued on the Latest Balance Sheet and the Closing Balance Sheet in accordance with GAAP;

               (ii) there is no unfunded liability which is not reflected on the Latest Balance Sheet or which will not be reflected on the Closing Balance Sheet;

               (iii) to the knowledge of the Company, (A) there have been no violations of ERISA or the Code with respect thereto (including, without limitation, any Prohibited Transactions (as defined in ERISA)); (B) the Company or its Subsidiaries has materially performed all obligations required to be performed by it under each such Plan; (C) no Fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets thereof; (D) no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets thereof (other than routine claims for benefits) is pending or, threatened; and (E) there is no basis for any such action, suit, proceeding, hearing, or investigation; and

               (iv) the Company has provided the Purchasers with a true and complete copy of each Plan document and the most recent annual report (Form 5500 and attachments including any required financial statements) filed by the Company and any Subsidiary with respect to each such Plan.

          5.20 No Material Adverse Change.  Since the Most Recent Fiscal Year
               --------------------------
End, there has not been any material adverse change in the business, assets, liabilities, financial condition, results of operations, labor, customer or supplier relations of the Company and its Subsidiaries.

          5.21 Events Subsequent to Most Recent Fiscal Year End.
               ------------------------------------------------

          (a) Except as expressly contemplated by this Agreement or as set forth on the attached Subsequent Events Schedule, since January 1, 1998, neither
                      --------------------------
the Company nor any of its Subsidiaries has:

               (i) amended its organizational documents, issued (or agreed to issue) any notes, bonds or other debt securities or any partnership interests or other equity securities or any securities convertible, exchangeable or exercisable into any partnership interests or other equity securities;

               (ii) borrowed any material amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business or debt incurred under facilities existing prior to January 1, 1998 in an aggregate amount not to exceed $215 million;

               (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any material payment or distribution of cash or other property to its partners or other equity holders with respect to its partnership interests or other equity securities or purchased or redeemed any partnership interests or other equity securities (including, without limitation, any warrants, options or other rights to acquire its partnership interests or other equity securities);

               (v) mortgaged or pledged any material amount of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

               (vi) sold, leased, assigned or transferred any material amount of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

               (vii) sold, assigned, transferred or licensed any patents or patent applications, trademarks, service marks, trade names, internet domain names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

               (viii) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice;

               (ix)    entered into any material transaction with any Affiliate;

               (x) changed any material business practice or manner of dealing with any customer, supplier, subcontractor or sales representative;

               (xi) entered into or modified any employment contract or collective bargaining agreement, written or oral, or changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultants or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except for normal compensation increases or bonuses in the ordinary course of business consistent with past practice or as required by applicable law;

               (xii) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (xiii) made capital expenditures or commitments that aggregate in excess of $50,000;

               (xiv) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons in excess of $50,000 in the aggregate;

               (xv) made any charitable contributions or pledges in excess of $50,000 in the aggregate;

               (xvi) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000 whether or not covered by insurance;

               (xvii)  taken steps to organize any Subsidiary; or

               (xviii) entered into any other material transaction, whether or not in the ordinary course of business.

          (b) Neither the Company, any of its partners (or any such partner's stockholders or partners) nor any of the Company's Subsidiaries have at any time made any payments for political contributions in excess of $25,000 in the aggregate in any calendar year or made any bribes, kickback payments or other illegal payments.

          5.22  Environment, Health and Safety Matters.  Except as set forth on
                --------------------------------------
the Environmental and Safety Permits Schedule attached hereto:
    -----------------------------------------

          (a) To the knowledge of the Company, each of the Company, its Subsidiaries, and their respective Affiliates has complied in all material respects and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

          (b) Without limiting the generality of the foregoing, to the knowledge of the Company, each of the Company, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental
                                                                -------------
and Safety Permits Schedule."
---------------------------

          (c) Neither the Company, its Subsidiaries, nor their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) To the knowledge of the Company, none of the following exists at any property or facility owned or operated by the Company or its Subsidiaries:
(i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or
(iv) landfills, surface impoundments, or disposal areas.

          (e) To the knowledge of the Company, none of the Company, its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA), the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

          (f) Neither the Company, its Subsidiaries, nor any of their respective Affiliates has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any material liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (g) To the knowledge of the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with

Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          5.23 Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, no officer, director, employee, partner or
--------------------------------
Affiliate of the Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries (other than at-will employment arrangements) or has any material interest in any material property used by the Company or any of its Subsidiaries.

          5.24 Names and Locations.  Except as set forth on the attached
               -------------------
Names and Locations Schedule," during the five-year period prior to the
----------------------------
execution and delivery of this Agreement, neither the Company nor any of its Subsidiaries has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business.

          5.25 Suppliers and Customers. The Suppliers and Customers Schedule
               -----------------------  ------------------------------------
attached hereto accurately sets forth a list of the top ten customers and suppliers of the Company and its Subsidiaries by dollar volume of sales and purchases, respectively, for each of the fiscal years ended December 31, 1997 and December 31, 1996. The Company has not received, to its knowledge any written notice from any material supplier to the effect that, and the Company has no reason to believe that, such supplier will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the knowledge of the Company, the Company has not received any written notice from any customer of the Company or any of its Subsidiaries to the effect that, and the Company has no reason to believe that, such customer will stop, or materially decrease the rate of, leasing equipment or purchasing services of the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

          5.26 Company Transactions.  Neither the Company nor any of its
               --------------------
Subsidiaries is a party to or bound by any agreement with respect to a Company Transaction other than this Agreement, and the Company has terminated all discussions with third parties regarding a Company Transaction.

          5.27 Disclosure. Neither this Agreement nor any of the exhibits,
               ----------
schedules, or certificates supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. To the knowledge of the Company, there is no fact which the Company has not disclosed to the Purchasers in this

Agreement and the Schedules hereto and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

          5.28 Closing Date. The representations and warranties contained in
               ------------
this Section 5, will be true and correct on the Closing Date as though then made, except for written disclosures made by the Current Owner Representative, on behalf of the Current Owners, to the Purchasers after the date hereof.

          5.29 Disclaimer of Other Representations and Warranties.  Except as
               --------------------------------------------------
expressly set forth in this Section 5 or elsewhere in this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to the Company, its Subsidiaries or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for a particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchasers hereby acknowledge and agree that, except to the extent specifically set forth in Section 5, 6 or elsewhere in this Agreement the Purchasers are purchasing the Common Units on an "as is, where is" basis.

          Section 6.  Representations and Warranties of the Current Owners.  As
                      ----------------------------------------------------
a material inducement to the Purchasers to enter into this Agreement and purchase the Common Units hereunder, each Current Owner, hereby represents and warrants that with respect to itself and not with respect to any other Current
Owner:

          6.01 Power and Authority.  Each Current Owner possesses all requisite
               -------------------
power and authority necessary to carry out the transactions contemplated by this Agreement.

          6.02 Execution; No Breach.  This Agreement has been executed and
               --------------------
delivered by each Current Owner. This Agreement and all other agreements contemplated hereby to which any Current Owner is a party each constitutes a valid and binding obligation of such Current Owner, enforceable in accordance with its terms. The execution and delivery by each Current Owner of this Agreement and all other agreements contemplated hereby to which such Current Owner is a party and the fulfillment of and compliance with the respective terms hereof and thereof by any Current Owner (as the case may be) will not, upon Closing, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien upon such Current Owner's partnership interest in the Company pursuant to,
(d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to any law, statute, rule or regulation to which such Current Owner is subject, or any agreement, instrument, order, judgment or decree to which such Current Owner is subject.

          6.03 Title to Partnership Interest.  Each Current Owner owns
               -----------------------------
beneficially and of record and has good and marketable title to the partnership interest of the Company as set forth opposite such Current Owner's name on the Capitalization Schedule. After the Closing, AIM will own beneficially and have
-----------------------
good and marketable title, free and clear of all Liens, to all of the Class

A Preferred Units, 17.82% of the Common Units of Holdings and 18% of the membership interests of ACR Mgmt.

          6.04 Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Current Owner.

          6.05 Company Transactions.  No Current Owner is a party to or bound by
               --------------------
any agreement with respect to a Company Transaction other than this Agreement, and each Current Owner has terminated all discussions with third parties regarding a Company Transaction.

          6.06 Closing Date.  The representations and warranties of the Current
               ------------
Owners contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, any Current Owner or the Current Owners to the Purchasers, shall be true and correct in all respects on the date of the Closing as though then made.

          6.07  Disclaimer of Other Representations and Warranties.  Except as
                --------------------------------------------------
expressly set forth in this Section 6 or elsewhere in this Agreement, the Current Owners make no representation or warranty, express or implied, at law or in equity, with respect to the Company, its Subsidiaries or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for a particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchasers hereby acknowledge and agree that, except to the extent specifically set forth in Section 5, 6 or elsewhere in this Agreement the Purchasers are purchasing the Common Units on an "as is, where is" basis.

          Section 7.  Representations and Warranties of the Purchasers.  As a
                      ------------------------------------------------
material inducement to the Company and the Current Owners to enter into this Agreement and take the actions set forth in Section 1, each Purchaser, severally and not jointly, hereby represents and warrants that with respect to itself and not with respect to any other Purchaser:

          7.01 Organization, Power and Authority.  Each of Bain/ACR, L.L.C. and
               ---------------------------------
ACR Mgmt. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

          7.02 Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement and all other agreements contemplated hereby to which any Purchaser is a party, have been duly authorized by such Purchaser. This Agreement and all other agreements contemplated hereby to which any Purchaser is a party each constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution and delivery by each Purchaser of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party, the purchase of the Common Units hereunder and compliance with the respective terms hereof and thereof by such Purchaser, will not, upon Closing, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien, upon such Purchaser's assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of such Purchaser, or any law, statute, rule or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

          7.03  Brokerage.  There are no claims for brokerage commissions,
                ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Purchaser, other than the fees to be paid to Jim Haas, Aloysius McLaughlin and Dan Haas.

          7.04  Closing Date.  The representations and warranties of each
                ------------
Purchaser contained in this Section 7 and elsewhere in this Agreement shall be true and correct on the date of the Closing as though then made.

          7.05   Disclaimer of Other Representations and Warranties.  Except as
                 --------------------------------------------------
expressly set forth in this Section 7 or elsewhere in this Agreement, the Purchasers make no representations or warranties, expressed or implied, at law or in equity, with respect to themselves or the transactions contemplated hereby.

           Section 8.  Additional Agreements.
                       ---------------------

           8.01  Indemnification.
                 ---------------

           (a)   Survival of Representations and Warranties.  Subject to the
                 ------------------------------------------
limitations contained in this Section 8, all representations, warranties covenants and agreements contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf, the knowledge of any such Party's, officers, directors, partners, members, employees or agents, or the acceptance of any certificate or opinion.

          (b)    Indemnification of the Purchasers by the Current Owners.
                 -------------------------------------------------------

                 (i)   Obligation.  The Current Owners agree to indemnify the
                       ----------
     Company and hold the Company harmless against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and including interest and penalties) (a "Loss") which the Company
                                                     ----
     may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with (1) the breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any certificate delivered in connection with this Agreement (disregarding any materiality, knowledge or Material Adverse Effect qualifications with respect to any such representation, warranty, covenant or agreement, except in instances when knowledge relates to "threatened" matters), (2) any claims of any brokers or finders claiming by, through or under the Company with respect to the transactions contemplated hereby,
     (3) the matters set forth on the Indemnification Schedule attached hereto.
                                      ------------------------
     Except as provided in the next sentence,
     a Loss shall be satisfied by a contribution by the Current Owners to the Company. The Current Owners agree to indemnify the Purchasers and their respective members, officers or directors (a "Purchaser Indemnitee") and
                                                   --------------------
     hold each Purchaser Indemnitee harmless against any Loss which such Purchaser Indemnitee may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with the breach by the Company of the representations and warranties in Section 5.02 (Authorization) and Section 5.03 (Capitalization and Related Matters). Any such Loss suffered by a Purchaser Indemnitee pursuant to this paragraph 8.01(b)(i) shall be satisfied by a payment by the Current Owners to such Purchaser Indemnitee in an amount equal to such Loss.

               (ii)   Survival Date.  The Current Owners will not be liable with
                      -------------
     respect to any claim for the breach or inaccuracy of any representation or warranty contained in Section 5 (except for Sections 5.02 (Authorization),
     5.03 (Capitalization and Related Matters), 5.05 (Brokerage), 5.06 (Subsidiaries and Investments) and 5.26 (Company Transactions)), or any claim for the breach of any other Company representation, warranty, pre-closing covenant or pre-closing agreement contained herein, unless written notice of a possible claim for indemnification with respect to such breach is given by the Company or a Purchaser Indemnitee to the Current Owners on or before (1) the expiration of the applicable statute of limitations with respect to claims arising under Sections 5.15 (Tax Matters), and 5.21(b) (Events Subsequent to Most Recent Fiscal Year End), (2) the fifth anniversary of the Closing Date with respect to claims under Sections 5.11 (Title to Personal Property) and 5.12 (Title to Real Property) (3) the fourth anniversary of the Closing Date with respect to claims under Section
     5.22 (Environmental, Health and Safety Matters), (4) the third anniversary of the Closing Date with respect to claims under Section 5.09 (Legal Compliance) or (5) the first anniversary of the Closing Date with respect to all other claims arising under Section 5 or any claim for the breach of any other Company representation, warranty, pre-closing covenant or pre-closing agreement contained herein (each date under clauses (1), (2) and
     (3), a "Survival Date"), it being understood that so long as such written
             -------------
     notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is resolved. Any breach of any post-closing covenant or agreement of a Current Owner contained in this Agreement, will not be subject to any time limitations.

               (iii)  Limitations.  With respect to any claim for the breach of
                      -----------
     any representation or warranty contained in Section 5 (other than Sections
     5.02 (Authorization), 5.03 (Capitalization and Related Matters), 5.05 (Brokerage), 5.06 (Subsidiaries and Investments), Section 5.21(b) (Events Subsequent to Most Recent Fiscal Year End) and 5.26 (Company Transactions)) or any claim for the breach of any other Company representation, warranty, pre-closing covenant or pre-closing agreement contained herein, the Current Owners shall not have any obligation to indemnify the Company or any Purchaser Indemnitee from and against any Losses by reason of any such breach (or alleged breach) until the Company and the Purchaser Indemnitees collectively shall have suffered Losses by reason of all such breaches (or alleged breaches) (1) in excess of $1,600,000 (and then such Losses shall only include such excess) (the "Deductible") and (2) thereafter the Current
                                     ----------
     Owners shall not have any obligation to indemnify the Company and the Purchaser Indemnitees for an aggregate amount in excess of $16,000,000 (the "Cap"). Any breach of
      ---
     any covenant or agreement contained herein, including, without limitation, any breach of any covenant or agreement contained in this Section 8, will not be subject to the Deductible or the Cap. Notwithstanding anything to the contrary contained in this Section 8, with respect to any claim for breaches of any representation or warranty contained in Section 5 the Company shall not be entitled to make a claim for indemnification against the Current Owners if the Losses the Company may suffer, sustain or become subject to, or a result of a particular breach are less than $1,000 (the "Mini-Basket"); provided that (1) if the Losses related to such claim
      -----------    --------
     equals or exceeds the Mini-Basket, the Company shall be entitled to make a claim for indemnification with respect to such particular breach for the entire amount of the Losses related thereto, subject to the Deductible and the Cap and (2) for purposes of this provision, any claim or series of related claims arising out of or relating to the same or related facts, circumstances, occurrences, transactions or conditions shall constitute one claim with respect to any particular breach.

          (c) Indemnification of the Company by the Current Owners.  The Current
              ----------------------------------------------------
Owners agree to indemnify the Company and hold the Company harmless against any Loss which the Company may suffer, sustain or become subject to, as a result of, arising out of relating to or in connection with (a) the breach by any Current Owner of any representation, warranty, covenant or agreement made by the Current Owners in this Agreement or (b) any claims of any brokers or finders claiming by, through or under the Current Owners.

          (d) Indemnification of the Company by the Purchasers.  Each Purchaser
              ------------------------------------------------
agrees to indemnify the Company and hold the Company harmless against any Loss which the Company may suffer, sustain or become subject to, as the result of, arising out of, relating to or in connection with (a) the breach by any Purchaser of any representation, warranty, covenant or agreement made by such Purchaser contained in this Agreement or (b) any claims of any brokers or finders claiming by, through or under any Purchaser.

          (e) Defense of Claims.  If a party hereto seeks indemnification under
              -----------------
this Section 8.01, such party (the "Indemnified Party") shall give written
                                    -----------------
notice to the other party (the "Indemnifying Party") after receiving written
                                ------------------
notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the
                                                            --------
failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.01, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying
                   --------
Party's right to assume control of such defense, it must first:

               (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim; and

               (ii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to
    -------- -------
assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (A) seeks non-monetary relief, (B) involves criminal or quasi-criminal allegations, (C) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (D) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

          If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnified Party has been advised through a written opinion of counsel (a copy of which must be furnished to the Indemnifying Party) that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

          If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) Payments.  Any indemnification pursuant to this Section 8.01 shall
              --------
be effected by wire transfer of immediately available funds from one or more of the Current Owners or the Purchasers, as the case may be, to an account designated by the Company or the Current Owner Representative, as the case may be, within three (3) days after the determination thereof, whether pursuant to a Final Determination (as defined in Section 8.02 below), settlement or agreement among the parties. Any such indemnification payments shall include interest at the lesser of (i) 8.00% and (ii) the maximum rate permitted by applicable usury laws, from the date any such Loss is suffered or sustained to the date of payment. Interest on such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. Any amounts owing from the Current Owners pursuant to this Section 8.01 shall be made, at the option of the Company, by set off against the Class A Preferred Units issued to the Current Owners or any entity controlled by the Current Owners (based on the cost of such Units plus all
                                                                  ----
accrued and unpaid yield thereon) or against any amounts the Current Owners or their partners or stockholders owe the Company and/or in cash directly by the Current Owners in accordance with the terms of this Section 8.01(f). All indemnification payments to or for the benefit of the Company under this Section 8 shall be deemed adjustments to the Distribution Amount and all indemnification payments for the benefit of any Purchaser under this Section 8 shall be deemed to be adjustments to the Purchase Price.

          (g)  Other Indemnification Provisions.  Effective upon the Closing,
               --------------------------------
each Current Owner and the owners of its equity securities hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to it or its stockholders, partners or other Owners of its equity securities of any kind or nature whatsoever, whether in its capacity as a Current Owner hereunder, as a partner, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification other than accrued salary and benefits as an employee of the Company), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and neither such Current Owner nor the owners of its equity securities shall seek to recover any amounts in connection therewith or thereunder from the Company. In no event shall the Company or its Subsidiaries have any liability whatsoever for any breaches of the representations, warranties, agreements or covenants of the Company, and neither any Current Owner nor the owners of its equity securities shall seek contribution from the Company or any Subsidiary for any such breaches or in respect of any other payments required to be made by the Current Owners pursuant to this Agreement. Notwithstanding the foregoing in this Section 8.01(g), after the Closing the Company shall indemnify the Current Owners against any Loss which the Current Owners may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with, a liability of the Company and as a result of such Current Owner being a general or limited partner of the Company, but only to the extent such Loss or liability does not result from a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, regardless of the survival period of such representation, warranty, covenant or agreement.

          (h)  Taxes, Insurance and Reserves.  Any Loss for which an Indemnified
               -----------------------------
Party claims indemnification under this Section 8.01 shall take into account (i) the proceeds of any insurance actually received by the Company with respect to such Loss (the "Insurance Recovery Amount") and (ii) the amount of any reduction
                -------------------------
in Tax that (A) is actually realized by a reduction in Taxes actually paid or by a refund actually received by the Indemnified Party or any Affiliate and (B) is attributable to any deduction, loss, credit or other tax benefit resulting from or arising out of such Loss (or Tax paid by the Current Owner) (the "Tax
                                                                     ---
Reduction Amount"), and (iii) any specific reserves against such Losses, but
----------------
only to the extent of such specific reserves set forth on the Closing Balance Sheet and reflected in Consolidated Net Worth. Any indemnification payment under this Section 8.01(h) shall initially be made without regard to this
Section 8.01(h) (other than with respect to clause (iii) in the preceding sentence which will be taken into account at the time the indemnification payment is made) and the Indemnified Party shall remit to the Indemnifying Party the Tax Reduction Amount or the Insurance Recovery Amount, as the case may be, when the Indemnified Party actually realizes the Tax Reduction Amount or actually receives the Insurance Recovery Amount. The Current Owners shall hold the Company and the Subsidiaries harmless against any subsequent challenge to the Tax Reduction Amount or Insurance Recovery Amount. The amount of a Loss for purposes of the Mini-Basket, Deductible and Cap hereunder shall be finally determined after taking into account the net effect of the provisions of this Section 8.01(h).

          (i)    Exclusive Remedy. The Purchasers and the Company acknowledge
                 ----------------
and agree that the indemnification provisions contained in this Section 8.01 shall be the exclusive remedy of the Purchasers and the Company with respect to money damages for any breach or noncompliance with the provisions of this Agreement or any agreement, certificate, instrument or document delivered in connection herewith.

          (j)    Certain Tax Matters.  Other than sales and use Taxes
                 -------------------
(indemnification for which is addressed on the Indemnification Schedule), and
                                               ------------------------
subject to the Mini-Basket, Deductible and Cap, from and after the Closing Date, the Current Owners agree to indemnify the Company against all Taxes imposed on the Company or its Subsidiaries with respect to any Tax period or portion thereof that ends on or before the Closing Date; provided that the Current
                                                 --------
Owners shall be liable only to the extent that such Taxes are in excess of the amount reserved for as a current liability for Taxes on the Closing Balance Sheet. For purposes of this Section 8.01(j), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes (other than Taxes based upon or related to income or receipts) be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

          (k)    For purposes of this Section 8.01 hereof, the term "Current
                                                                     -------
Owners" shall also include RA.
------
           8.02  Dispute Settlement.
                 ------------------

           (a) Each Party agrees that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 8.01 (the "Disputes"); provided that, nothing in this Section 8.02 shall prohibit a Party
 --------    --------
from instituting litigation to enforce any Final Determination (as defined below). The Parties hereby acknowledge and agree that, except as otherwise provided in subparagraph (f) below or in the Commercial Arbitration Rules of the
--------
American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Pennsylvania Arbitration Act.

          (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted

Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Party") may,
                                                          ---------------
within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall
                ---------------------
specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

          (c) The Disputing Party, on the one hand, and the other Parties involved therein, on the other hand, each shall select one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Disputing Party's Arbitrator" and
                                             ----------------------------
the "Non-Disputing Party's Arbitrator," respectively).  In the event that either
     --------------------------------
Party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 8.02. If the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each prepare a list of three independent arbitrators. The Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Disputing Party's Arbitrator and the Non-Disputing Party's Arbitrator.

          (d) The arbitrators selected pursuant to subparagraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Disputing Party submits a claim for $1,000 and if the other Parties involved in the Dispute contest only $500 of the amount claimed by the Disputing Party, and if the arbitrators ultimately resolve the dispute by awarding the Disputing Party $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 40% (i.e., 200 / 500) to the Disputing Party and 60% (i.e., 300 / 500) to the other Parties involved in the Dispute.

          (e) The arbitration shall be conducted in Pittsburgh, Pennsylvania under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of the Parties. The arbitrators shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is
                                                    -------------------
made or rendered as soon as practicable, but in no event later than the earlier to occur of (i) the date which is 90 business days after the delivery of the Notice of Arbitration and (ii) the date which is 10 days after the completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

          (f) A Party may enforce any Final Determination in any state or federal court located in Pittsburgh, Pennsylvania. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

          8.03  Noncompete and Nonsolicitation.  As an inducement to the
                ------------------------------
Purchasers to enter into this Agreement and consummate the transactions contemplated hereby, each of the Current Owners agrees as follows:

          (a) the Current Owners acknowledge and agree that they will be the direct and/or indirect beneficiaries of the Distribution Amount to be paid to the Current Owners hereunder and that in the course of their several years of management of and employment with the Company that they have become familiar with the trade secrets and other confidential information of the Company and its Subsidiaries and that their services have been special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, in further consideration of the Distribution Amount, during the period from the Closing Date to and including the fifth anniversary of the Closing Date (the "Noncompete Period"),
                                                          -----------------
the Current Owners shall not have any affiliation (as defined below) with any Person, anywhere in the world which engages in the business of providing crane and other lifting equipment rentals (a "Competitive Entity"); provided that
                                        ------------------    --------
nothing contained herein shall be construed to prohibit any Current Owner from purchasing (i) securities of the Company or (ii) up to an aggregate of 2% of any class of the outstanding voting securities of any Person whose securities are listed on a national securities exchange or traded in the NASDAQ national market system (a "Public Company") (including, for purposes of calculating the
           --------------
percentage of such securities which may be purchased by any Current Owner, the securities of such Public Company then owned by all Affiliates of such Current Owner to the extent such Persons are acting in concert or otherwise constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of
1934), if the Current Owner does not have an active role in the management of such Public Company, (it being understood that the exercise of voting rights with respect to any such voting securities, in and of itself, shall not constitute such a role). For purposes of this Section 8.03, the term "affiliation" shall mean any direct or indirect interest in a Person, whether as
------------
an officer, director, employee, investor, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, promoter or otherwise; and

          (b) during the Noncompete Period, each Current Owner shall not, and shall not permit any of its or his Affiliates to (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of such Company or its Subsidiaries, (ii) hire directly or through an Affiliate any person who is or was an employee of the Company or its Subsidiaries within the six-month period prior to the date of hire, other than persons who were involuntarily terminated by the Company, or (iii) call on, service or solicit any customer, supplier, lessee or other business relation of the Company or its Subsidiaries on behalf of a Competitive Entity or in any way interfere with the relationship between any such customer, supplier, lessee or business relation of the Company or its Subsidiaries.

Notwithstanding anything in this Section 8.03 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Section 8.03 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, each Current Owner agrees that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible. Each of the Current Owners acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of Section 8.03(a) or Section 8.03(b) and that, in such event, the Company or its successors or assigns may, in addition to any other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of the provisions of this Section 8.03 (including the extension of the Noncompete Period applicable to such Current Owner by a period equal to the length of court proceedings necessary to stop such violation); provided that
                                                               --------
such Current Owner is found to have been in violation of the provisions of this
Section 8.03. Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation by any Current Owner of any of the provisions of this Section 8.03, the Noncompete Period will be tolled for it or him until such alleged breach or violation is resolved; provided that if it or he is found to have not violated the provisions of this
--------
Section 8.03, then the Noncompete Period will not be deemed to have been tolled. Each of the Current Owners agrees that the restrictions contained in Section
8.03 are reasonable in all respects.

          (c)   For purposes of this Section 8.03, the term "Current Owners"
                                                             --------------
shall also include RA .

          8.04  Powers of Attorney.  Each of the Current Owners irrevocably
                ------------------
constitutes and appoints William B. Kania (the "Current Owner Representative")
                                                ----------------------------
as such Person's true and lawful attorney-in-fact and agent and authorizes him acting for such Person and in such Person's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, the Escrow Agreement and all of the other documents and agreements (collectively, the "Transaction Documents") contemplated hereby, as fully to all intents and
     ---------------------
purposes as such Person might or could do in person, including, without limitation:

          (a) execute and deliver any and all of this Agreement or the agreements, documents or instruments contemplated hereby;

          (b) execute and deliver such amendments, modifications, alterations and waivers to this Agreement or the agreements, documents or instruments contemplated hereby from time to time as the Current Owner Representative deems necessary or advisable;

          (c) designate accounts for payment of the Distribution Amount, and any other amounts owed to the Current Owners pursuant to this Agreement or the agreements, documents or instruments contemplated hereby;

          (d)   determine the Consolidated Net Worth and the Distribution
Amount;

          (e) agree or disagree with the determination of Consolidated Net Worth and the Distribution Amount;

          (f) reach agreement with the Purchasers with respect to Consolidated Net Worth and the Distribution Amount or select an Auditor to make a determination thereof;

          (g) deliver and receive opinions, certificates and other documents required at or in connection with this Agreement or the agreements, documents or instruments contemplated hereby or the transactions contemplated hereby or thereby, and to agree to waivers or modifications of any such opinions, certificates or other documents;

          (h) determine the presence (or absence) of claims for indemnification against the Purchasers pursuant to Section 8.01 above;

          (i) deliver all notices required to be delivered by such Person under this Agreement, including, without limitation, any notice of a claim, for which indemnification is sought under Section 8.01 above, any notice of a third party claim under Section 8.01 above, and any notice of a dispute under Section
8.02 above;

          (j) receive all notices required to be delivered to such Person under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 8.01 above, any notice of a third party claim under Section 8.01 above, and any notice of a dispute under Section
8.02 above;

          (k) take any and all action on behalf of such Person from time to time as the Current Owner Representative may deem necessary or desirable to resolve and/or settle claims under this Agreement, including, without limitation, Section 8.01 above; and

          (l) take all action as the Current Owner Representative may deem necessary or advisable under the Escrow Agreement, including without limitation, the settlement of all claims against the Escrow Account.

Each of the Current Owners grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the agreements contemplated hereby, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Current Owner Representative may lawfully do or cause to be done by virtue hereof. Each of the Current Owners acknowledges and agrees that upon execution and delivery by the Current Owner Representative of this Agreement and the agreements, documents or instruments contemplated hereby or any amendments, modifications, alterations or waivers hereof or thereof or any other agreements, opinions, certificates and other documents executed and delivered by the Current Owner Representative pursuant to this Section 8.04, such Person shall be bound by such documents as fully as if such Person had executed and delivered such documents.

          8.05      Replacement of the Current Owner Representative.  Upon the
                    -----------------------------------------------
death, disability or incapacity of the initial Current Owner Representative appointed pursuant to Section 8.04 above, each of the Current Owners acknowledges and agrees that the Current Owner Representative's executor, guardian or legal representative, as the case may be, shall appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Current Owner Representative hereunder within ten (10) days.

          8.06      Actions of the Current Owner Representative; Liability of
                    ---------------------------------------------------------
the Current Owner Representative.  Each Current Owner agrees that the Purchasers
--------------------------------
shall be entitled to rely on any action taken by the Current Owner Representative, on behalf of the Current Owners, pursuant to Section 8.04 above (each, an "Authorized Action"), and that each Authorized Action shall be binding
           -----------------
on each Current Owner as fully as if such Current Owner had taken such Authorized Action. The Purchasers agree that the Current Owner Representative shall have no liability to the Purchaser Indemnitees for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Current Owners jointly and severally agree to pay, and to indemnify and hold harmless the Purchaser Indemnitees from and against any Losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Current Owners.

           8.07     Transfer of Restricted Securities.
                    ---------------------------------

          (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph (b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraphs (a)(i) or (a)(ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in subparagraph
(e). If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this subparagraph and subparagraph (e).

          (c) Upon the request of any Purchaser or Current Owner, the Company shall promptly supply to such Purchaser or Current Owner or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          (d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in subparagraph (e) from the certificates for such Restricted Securities.

          (e) Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY __, 1998 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED RECAPITALIZATION AGREEMENT, DATED AS OF JULY __, 1998, AS AMENDED AND MODIFIED FROM TIME TO TIME, BY AND AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          8.08  Terminated Employees.  Promptly after the Closing the Parties
                --------------------
will work together and take all necessary action to cause the Company to terminate certain employees, which employees will in the aggregate have compensation of equal to or greater than $400,000 on an annual basis.

          8.09  Collection of Employee Loans.  After the Closing, as and
                ----------------------------
when the Company receives any payments on any of the employee loans excluded from the determination of Consolidated Net Worth, the Company shall promptly remit such payments to AIM.

          Section 9.    Definitions.
                        -----------

          9.01 For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" means, in the case of a natural Person, one or more
           ---------
members of a group comprised of such Person and such Person's parents or grandparents, his children or grandchildren, his siblings and any spouse of any of the foregoing. In the case of a corporation or other Person which is not a natural Person, the term "Affiliate" means a Subsidiary or other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes hereof, "control" means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of a Person.

          "Bain" means Bain Capital, Inc., a Delaware corporation.
           ----

          "Bain/ACR, L.L.C." means Bain/ACR, L.L.C., a Delaware limited
           ----------------
liability company.

          "CERCLA" means the Comprehensive Environmental Response, Compensation,
           ------
and Liability Act of 1980, as amended.

          "Class A Common Units" means Holdings' Class A Common Units having the
           --------------------
rights and preferences set forth in Exhibit B-1.
                                    -----------

          "Class A Preferred Units" means Holdings' Class A Preferred Units
           -----------------------
having the rights and preferences set forth in Exhibit B-1.
                                               -----------

          "Class L Common Units" means Holdings' Class L Common Units having the
           --------------------
rights and preferences set forth in Exhibit B-1.
                                    -----------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment Letters" means the draft commitment letter issued by
           ------------------
Goldman Sachs Credit Partners LP, DLJ Capital Funding, Inc. and GE Capital Corporation and the draft highly confident letter issued by Donaldson, Lufkin & Jenrette Securities Corporation to partially fund the consummation of the transactions contemplated hereby which have been previously delivered to the Current Owner Representative.

          "Common Units" means Class A Common Units and Class L Common Units.
           ------------

          "Employee Benefit Plan" means any (i) qualified or nonqualified
           ---------------------
Employee Pension Benefit Plan as defined in Section 3(2) of ERISA (including any Multiemployer Plan as defined in Section 3(37) of ERISA), (ii) Employee Welfare Benefit Plan as defined in Section 3(1) of ERISA, or (iii) fringe benefit plan, policy, program, and arrangement, whether or not subject to ERISA and whether or not funded.

          "Environmental, Health, and Safety Requirements" shall mean all
           ----------------------------------------------
federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          "Equity Commitment Letter" means the equity commitment letter dated as
           ------------------------
of the date hereof issued by Bain Capital Fund VI, L.P., BCIP Trust Associates II, L.P., BCIP Trust Associates II-B, L.P., BCIP Associates II and BCIP Associates II-B to partially fund the consummation of the transactions contemplated hereby in the form of Exhibit K attached hereto.
                                   ---------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means United States generally accepted accounting principles in
           ----
effect as of the Closing Date, consistently applied.

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any cash or book overdrafts, (ix) any distributions payable or loans/advances payable to any related parties or partners as of the Closing, (x) any recorded amounts owing for unpaid sales/use tax, including interest and penalties, as of the Closing and (xi) any other liabilities recorded in accordance with GAAP as of the Closing that are related to operations other than within one year of the Closing, including, without limitation, any environmental liabilities or unfunded employee or retiree obligations.

          "Intellectual Property" means all (i) patents, patent applications and
           ---------------------
patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "knowledge" of the Company and its Subsidiaries and the Current Owners
           ---------
means the actual knowledge of the following persons: Ray Anthony, Sam Anthony, David Mahokey, Art

Innamorato, Al Bove, William Kania, Ray Graham, Joe Connelly, Dick Ferchack and Dale Buckwalter.

          "Liens" means any mortgage, pledge, security interest, covenant,
           -----
easement, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the applicable Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Permitted Liens" shall mean: (i) statutory liens for current taxes or
           ---------------
other governmental charges with respect to the Company's assets not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established on the Company's books and records in accordance with GAAP;
(ii) mechanic's, carrier's, worker's, repairer's and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company's or its Subsidiaries' business; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Owned Real Property and Leased Real Property which are not violated by the current use and operation of the Owned Real Property and Leased Real Property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property and Leased Real Property which do not materially impair the occupancy or use of the Owned Real Property and Leased Real Property for the purposes for which it is currently used in the business of the Company and its Subsidiaries.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Unit" means a Class A Preferred Unit of the Company and
           --------------
having the rights and obligations set forth in Exhibit B-1.
                                               -----------
          "RA" means Ray G. Anthony.
           --

          "Restricted Securities" means (i) the Units issued hereunder and (ii)
           ---------------------
any securities issued with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, refinancing, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.07 have been delivered by the Company in accordance with Section 8.07. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.07.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, the stockholders or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or member or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, foreign withholding, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Unit" means a Common Unit or a Preferred Unit.
           ----

           Section 10.   Termination.  This Agreement may be terminated as
                         -----------
provided below:

          (a) The Purchaser Representative, on behalf of the Purchasers, and the Current Owner Representative, on behalf of the Current Owners, may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) The Purchaser Representative, on behalf of the Purchasers, may terminate this Agreement by giving written notice to the Current Owner Representative, on behalf of the Current Owners, at any time prior to the Closing, (i) in the event any of the Company and the Current Owners has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect or (ii) if the Closing shall not have occurred on or before August 31, 1998 (the "Expiration Date"), by reason of the failure of any
                             ---------------
condition precedent under Section 2 above; and

          (c) The Purchaser Representative, on behalf of the Purchasers, may terminate this Agreement by giving written notice to the Current Owner Representative, on behalf of the Current Owners, any time within ten (10) business days after the Current Owners deliver the Disclosure Schedules to the Purchaser Representative pursuant to Section 8.08 if the Purchaser Representative is not satisfied in its sole discretion with the contents of such Schedules.

          (d) the Current Owner Representative, on behalf of the Current Owners, may terminate this Agreement by giving written notice to the Purchaser Representative, on behalf of the Purchasers, at any time prior to the Closing
(i) in the event the Purchasers have breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect or
(ii) if the Closing shall not have occurred on or before the Expiration Date, by reason of the failure of any condition precedent under Section 3 above.

Notwithstanding anything in this Section 10 to the contrary, no Party may terminate this Agreement if the circumstance giving rise to such Party's right to terminate results primarily from a breach by such Party itself or such Party's Affiliates (or, in the case of termination by the Current Owner Representative, on behalf of the Current Owners, breach by any of the Current Owners, or, in the case of termination by the Purchaser Representative, on behalf of the Purchasers, breach by any of the Purchasers) of any representation, warranty, covenant or agreement contained in this Agreement. If any Party terminates this Agreement pursuant to Section 10, all rights and obligations of the Parties hereunder and any third party beneficiaries shall terminate without any liability of any Party to any other Party or any third party beneficiary, except for any liability of any Party then in breach to any other Party or to any third party beneficiary.

      Section 11.   Miscellaneous.
                    -------------

          11.01     Expenses.  Except as otherwise provided herein, each of the
                    --------
Current Owners, on the one hand, and the Purchasers, on the other hand, will bear their own costs and expenses (including, without limitation, all legal, accounting, consulting, investment banking, brokerage and other fees and expenses) (collectively, "Expenses") incurred in connection with this Agreement
                          --------
and the transactions contemplated hereby, except that upon consummation of the transactions contemplated hereby the Company shall pay any Expenses incurred by the Purchasers in connection with such consummation; provided that the foregoing
                                                     --------
will not prohibit Expenses of the Current Owners from being paid by the Company so long as such payments are taken into account in determining Consolidated Net Worth. The Current Owners shall be responsible for any Taxes which may be payable in respect of the execution and delivery of this Agreement and the transactions contemplated hereby, including, but not limited to, any transfer Taxes. To the extent the Company is liable at or after the Closing for any Expenses or Taxes of the Current Owners, the Distribution Amount will be reduced dollar for dollar.

          11.02  Press Release and Announcements.  No Party shall issue any
                 -------------------------------
press release or make any public announcement relating to the subject matter of this Agreement or any agreements contemplated hereby (including announcements to customers, suppliers, etc.) prior to the Closing without the prior written approval of the Purchaser Representative, on behalf of the Purchasers, and the Current Owner Representative, on behalf of the Current Owners.

          11.03  Further Assurances.  The Current Owners and the Current
                 ------------------
Owner Representative, on behalf of the Current Owners, will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Purchaser Representative, on behalf of the Purchasers, may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement. The Purchasers and the Purchaser Representative, on behalf of the Purchasers, will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Current Owner Representative, on behalf of the Current Owners, may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement.

          11.04  Confidentiality.  Whether or not the transactions
                 ---------------
contemplated hereby are consummated, the Company and the Current Owners will keep confidential all information and materials regarding the Purchasers, their investors and their lenders reasonably designated by any of such Persons as confidential at the time of disclosure thereof, except that the Parties may disclose any such information and materials to their respective lenders, attorneys, accountants, advisors and Affiliates. If the transactions contemplated hereby are consummated, the Current Owners will maintain confidential and will not use or disclose, directly or indirectly (except as required by law or as authorized in writing by the Company prior to such disclosure), any confidential or proprietary information or materials regarding the business or properties of the Company and/or its Subsidiaries (the "Confidential Information"), unless and to the extent that (a) such disclosure
-------------------------
or use is directly related to and required by the performance by any Current Owner of his duties under his Employment Agreement, (b) such disclosure is required by law or legal process or administrative proceedings or (c) the aforementioned matters become generally known to and available for use by the public other than as a result of the Current Owners' acts or omissions to act. In the event that any Current Owner or anyone to whom Confidential information is transmitted pursuant to this Agreement become legally compelled to disclose any of the Confidential Information, such Person (and the Current Owner Representative, on behalf of any Current Owner), shall use its or his reasonable efforts to provide the Purchaser Representative with prompt notice before such Confidential Information is disclosed so that the Purchaser Representative may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the Purchaser Representative waives compliance with the provisions of this Agreement, the Person legally compelled to disclose Confidential Information will furnish only that portion of the Confidential Information which such Person is advised by outside counsel is legally required and, if requested by the Purchaser Representative, such Person will, at the Purchasers' expense, exercise reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

          11.05  Entire Agreement.  This Agreement (including the agreements and
                 ----------------
documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof including the Letter of Intent, dated February 24, 1998, as amended between the Company, RA and Bain, which shall terminate upon execution of this Agreement.

          11.06  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          11.07  Headings.  The section headings contained in this Agreement
                 --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.08  Notices.  All notices, requests, demands, claims, and other
                 -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular hours of the recipient (or, if not, on the next succeeding business day) or one business day after being sent by reputable overnight courier service (charges prepaid) to the intended recipient as set forth below:

     If to the Company (prior to the Closing), the Current Owners or the Current
     ---------------------------------------------------------------------------
Owner Representative:
--------------------

          Anthony Crane Rental, L.P.
          1125 Camp Hollow Road
          West Mifflin, PA
          Attention:     Ray Anthony
          Telephone:     (412) 469-3700
          Telecopy:      (412) 469-0691

     with a copy to:
     --------------

          (which copy shall not constitute notice to the Company)

          Williams Coulson
          Two Chatham Center, 15th Floor
          Pittsburgh, PA  15219
          Attention:     Mark C. Coulson
          Telephone:     (412 ) 454-0200
          Telecopy:      (412 ) 281-6622

     If to the Company (after the Closing), the Purchasers or the Purchaser
     ----------------------------------------------------------------------
Representative:
--------------

          Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116
          Attention:  Bob Gay
                      Paul Edgerley
                      Andrew Balson
          Telephone:  (617) 572-3000
          Telecopy:   (617) 572-3274



     with a copy to:
     ---------------
          (which copy shall not constitute notice to the Company or the Purchasers)

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention:     James L. Learner
                         E. Paul Quinn
          Telephone:     (312) 861-2000
          Telecopy:      (312) 861-2200

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          11.09     Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application to this Agreement of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          11.10     Amendments and Waivers.  No amendment of any provision of
                    ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser Representative, on behalf of the Purchasers, and the Current Owner Representative, on behalf of the Current Owners. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          11.11     Construction.  Where specific language is used to clarify by
                    ------------
example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Nothing in any Schedule attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity.

          11.12     Remedies.  Except as provided in Section 8.02 above
                    --------
regarding the requirement of using the arbitration procedures set forth therein for resolving and remedying claims for money damages arising out of the provisions of Section 8 above, each of the Parties shall have and retain all other rights and remedies existing in their favor at law or in equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.



                         COMPANY:
                         -------


                              ANTHONY CRANE RENTAL, L.P.


                              By:  Anthony Crane Rental, Inc.
                              Its:  General Partner


                              By:   /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------


                              ANTHONY CRANE RENTAL HOLDINGS, L.P.


                              By:  Anthony Crane Rental, Inc.
                              Its:  General Partner


                              By:   /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------


                         PURCHASERS:
                         ----------


                              BAIN/ACR, L.L.C.


                              By:   /s/ Robert C. Gay
                                   -----------------------------------
                              Its:  President
                                   -----------------------------------


                              ACR MANAGEMENT, L.L.C.


                              By:   /s/ Andrew B. Balson
                                   -----------------------------------
                              Its:  Secretary
                                   -----------------------------------


                              ANTHONY IRON AND METAL COMPANY


                              By:   /s/ David W. Mahokey
                                   -----------------------------------
                              Its: General Partner

                         CURRENT OWNERS:
                         --------------


                              ANTHONY CRANE RENTAL, INC.


                              By:  /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------


                              ANTHONY CRANE RENTAL OF TEXAS, INC.


                              By:  /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------


                              ANTHONY IRON AND METAL COMPANY


                              By:  /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  General Partner



                              ANTHONY CRANE RENTAL OF GEORGIA, INC.


                              By:  /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------

                              ACR ACQUISITIONS, INC.


                              By:  /s/ David W. Mahokey
                                   -----------------------------------

                              Its:  Chief Financial Officer
                                   -----------------------------------


                               /s/ Ray G. Anthony
                              ----------------------------------------
                              Ray G. Anthony


                               /s/ William B. Kania
                              ----------------------------------------
                              William B. Kania, in his capacity as the
                              Current Owner Representative

                            SCHEDULE OF PURCHASERS
                            ----------------------


Bain/ACR, LLC.
ACR Management, L.L.C.
Anthony Iron and Metal Company (on behalf of David Mahokey)
Al Bove
Arthur Innamorato

                          SCHEDULE OF CURRENT OWNERS
                          --------------------------


Anthony Crane Rental, Inc.
Anthony Crane Rental of Texas, Inc.
Anthony Iron and Metal Company
Anthony Crane Rental of Georgia, Inc.
ACR Acquisition, Inc.